Exhibit 3.102
Maria Elena Guadalupe Orozco Aguirre, Esq.
NOTARY PUBLIC No. 52
In and for Saltillo, Coahuila, Mexico
NOTARIAL INSTRUMENT NUMBER 279
(TWO HUNDRED SEVENTY NINE)
IN SALTILLO, CAPITAL CITY OF THE STATE OF COAHUILA DE ZARAGOZA, at fourteen hours (14:00) on this day November thirteenth (13th), two thousand seven (2007), BEFORE ME, MARIA ELENA G. OROZCO AGUIRRE, Esq., Notary Public number fifty two (52) duly commissioned for this Notarial District of Saltillo Coahuila, APPEARED: MR. JESUS HECTOR OROZCO CORTES, acting in his capacity as Special Delegate of ALCOA SERVICIOS, S.A. DE C.V. (a business corporation) in order to notarize the Minutes of the General Extraordinary Meeting of Shareholders of such corporation, which was held at the corporate address of the corporation located in this city of Saltillo, Coahuila, on November Seventh (7th), two thousand seven (2007); for such purposes, he has submitted before me the Minutes of such Meeting of Shareholders which has been signed by the Chairman and the Secretary of the Meeting, stating that he was appointed as Special Delegate to appear before the Notary Public of his choice to comply with the resolutions adopted thereat, and that the resolutions adopted at the above mentioned Meeting include the following:
1. Proposal of transformation of the business corporation from a Sociedad Anónima de Capital Variable into a Sociedad de Responsabilidad Limitada de Capital Variable (a Limited Liability corporation);
2. Discussion and approval of new by-laws of the Sociedad de Responsabilidad Limitada de Capital Variable;
3. Miscellaneous resolutions, according to the new corporate reality; and
4. Appointment of delegates.
In view of the foregoing, this notarization is based on the following:
BACKGROUNDS:
FIRST: ORGANIZATION.- By means of notarial instrument number nineteen thousand five hundred thirteen, dated June five, nineteen, ninety eight, granted in Mexico City, Federal District before Notary Public number one hundred ninety five in and for the Federal District, and recorded before the Public Registry of Commerce of Mexico City, Federal District, under Commercial Folio number “235953”, “ALCOA SERVICIOS”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE was organized, having its address in
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC No. 52 IN AND FOR SALTILLO DISTRICT, State of Coahuila de Zaragoza>

Maria Elena Guadalupe Orozco Aguirre, Esq.
NOTARY PUBLIC No. 52
In and for Saltillo, Coahuila, Mexico
Mexico City, Federal District, with a perpetual duration, minimum fixed capital stock of fifty thousand Pesos, Mexican Currency, including foreigners admission clause, and having as purpose the following: a) Act as agent, mediator, commission agent, attorney-in-fact or otherwise as representative of any kind of legal entity or individual; b) To provide and receive all kind of technical, administrative services or of any other nature; c) To purchase, sell, import, export, store, distribute and deliver equipment, parts, components, products, raw material and any other goods; d) To request, obtain, encumber and exploit all licenses required to perform its activities and to negotiate with such licenses to the extent permitted for by law; e) To lease, sublease, use, possess, acquire, sell, encumber and operate under any agreement or title, all kind of personal or real estate property, including workshops, warehouses, offices and other facilities, including the acquisition of property or of real estate rights; f) To provide and take loans of money, with our without security; g) To secure the obligations of third parties, upon prior authorization of the board of directors, provided that such approval shall not be granted to secure obligations of companies or entities in which the corporation owns, whether directly or indirectly, more than fifty percent (50%) of the voting power; h) To acquire, use, register, grant concessions, exploit or otherwise negotiate with trademarks, trade names, patents, copyrights or any other industrial or intellectual property right; i) In general, to perform all kind of actions and to enter into all kind of agreements and contracts permitted for by law.
The corresponding portion of the above mentioned notarial instrument is hereinafter transcribed: “” ..... .. “BY-LAWS” MEETINGS OF SHAREHOLDERS.- The Meeting of Shareholders is the main administrative body of the Corporation. FIFTEENTH.- NOTICE OF MEETINGS; RESOLUTIONS ADOPTED WITHOUT A MEETING. The shareholders representing all outstanding shares of capital stock, may adopt resolutions by unanimous vote without a Meeting of Shareholders. Such resolutions shall have the same effect as the ones adopted at a Meeting of Shareholders, provided that the same are ratified in writing and signed by such shareholders. MANAGEMENT OF THE CORPORATION.- TWENTY SECOND.- ELECTIONS. The direction and management of the corporation shall be entrusted upon a Board of Directors, as the Meeting of Shareholders may determine. ... .. TWENTY SIXTH.- SURETY BOND.- The Managing Director, or the directors of the corporation, as the case may be shall not be obliged to grant a surety bond
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC No. 52 IN AND FOR SALTILLO DISTRICT, State of Coahuila de Zaragoza>

Maria Elena Guadalupe Orozco Aguirre, Esq.
NOTARY PUBLIC No. 52
In and for Saltillo, Coahuila, Mexico
for the performance of their duties.... .. TWENTY SEVENTH.- POWERS. The Managing Director or the Board of Directors, as the case may be shall be vested with the following powers: a) To administer the business, properties and rights of the corporation, under a general power of attorney for acts of administration and acts of domain; a general power of attorney for lawsuit and collections to be exercised before all kind of administrative, judicial and labor authorities, whether of municipal, state, federal, labor or of any other nature, according to provisions of the first three paragraphs of Article 2554 of the Civil Code of the Federal District and relative articles of the Civil Codes, including general powers and those that must be expressly set forth according to law, under the terms of Article 2587 of the Civil Code of the Federal District or relative articles of the Civil Codes of the States of the Mexican Republic, including, without limitation, the power to withdraw from litigation, to make settlements, to submit to arbitration, to make and answer interrogatories, to challenge, to make and receive payments, to assign assets, to initiate and withdraw from amparo lawsuits, to submit or file criminal complaints and to withdraw from them by granting pardons, assisting the Attorney General’s Offices, and to issue, endorse, secure or otherwise execute negotiable instruments according to provisions of Article 9th, of the General Law of Negotiable Instruments and Credit Operations; b) To elect the Chairman, Vice President or Vice Presidents and Secretary of the Board of Directors, as the case may be, and to appoint any other officers of the Corporation; c) To grant and revoke general or special powers of attorney; d) To establish branches and agencies of the corporation at any location within Mexico or abroad; e) As the case may be, to delegate upon one or more members of the Board of Directors the power to act in specific occasions regarding which such power is otherwise generally reserved to the Board; f) To call Ordinary and Extraordinary Meetings of Shareholders; g) To open and close bank accounts on behalf of the corporation and to make deposits and draw checks from such accounts and to appoint one or more authorized persons to make deposits to and withdrawals from such accounts adopted by the Meeting of Shareholders; i) In general, to perform any actions that may be necessary or convenient in furtherance of the purposes of the corporation and for which the Board of Directors or the Managing Director, as the case may be, are or is authorized, whether by means of this instrument or according to Law.
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC No. 52 IN AND FOR SALTILLO DISTRICT, State of Coahuila de Zaragoza>

Maria Elena Guadalupe Orozco Aguirre, Esq.
NOTARY PUBLIC No. 52
In and for Saltillo, Coahuila, Mexico
SECOND: CHANGE OF ADDRESS.- By means of instrument number six thousand four hundred sixty, granted before Notary Public number two hundred twelve in and for Mexico City, Federal District, dated May twenty three two thousand two, recorded under the above cited Commercial Folio number “235953”, and also recorded on September eleven, two thousand two before the Public Registry of Property of Saltillo, Coahuila, under Folio Two thousand nine hundred sixty three (2963), Book Third (III), Section “CI”, the minutes of the resolution adopted by the Meeting of Shareholders of “ALCOA SERVICIOS”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE without a meeting were notarized, by virtue of which it was resolved to change the corporate address from Mexico City to the city of SALTILLO, COAHUILA, consequently restating clause second of the by-laws.
THIRD: RESOLUTIONS TO BE NOTARIZED: The Minutes of the General Extraordinary Meetings of Shareholders of ALCOA SERVICIOS, S.A. DE C.V., which was held at the corporate address of the corporation November seven (7), two thousand seven (2007) is hereinafter transcribed:
GENERAL EXTRAORDINARY MEETING
OF SHAREHOLDERS OF
ALCOA SERVICIOS, S.A. DE C.V.
NOVEMBER/2007
In Saltillo, Coahuila, Mexico, at 12:00 o’clock, on this day November 7th, 2007, at the corporate address of ALCOA SERVICIOS, S.A. DE C.V., Mr. Jose Soto Soberanes, acting on behalf of Grupo Alcoa, S.A. de C.V., and Mr. Francisco Jose Barbosa Niembro, acting on behalf of Alcoa CSI de México en Saltillo, S.A. de C.V., met in order to hold a General Extraordinary Meeting of Shareholders. Mr. Alvaro Soto González attended the Meeting as special guest of the shareholders.
Mr. Jose Soto Soberanes was appointed by unanimous vote of all those who were present at the meeting as Chairman of the Meeting and Mr. Francisco Jose Barbosa Niembro acted as Secretary.
The Chairman of the Meeting appointed Mr. Alvaro Soto González as examiner, who after accepting such appointment and verifying the corresponding documentation, certified that all shares representing the capital stock of ALCOA SERVICIOS, S.A. DE C.V., were represented at the Meeting, according to the following distribution:
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC No. 52 IN AND FOR SALTILLO DISTRICT, State of Coahuila de Zaragoza>

Maria Elena Guadalupe Orozco Aguirre, Esq.
NOTARY PUBLIC No. 52
In and for Saltillo, Coahuila, Mexico

SHAREHOLDERS	SHARES	VALUE	VOTES
Grupo Alcoa, S.A. de C.V.	49,999	$49,999.00	49,999
Alcoa CSI de México en Saltillo, S.A. de C.V.	1	$1.00	1

TOTAL:	50,000	$50,000.00	50,000
Since all shares of capital stock were represented thereat, the Chairman called the Meeting to order and declared that all resolutions adopted thereat shall be valid, according to provisions of Article 188 of the General Law of Business Corporations.
Then, the Chairman submitted to the consideration of the shareholders the agenda described below, which were approved by unanimous vote of those who were present thereat:
AGENDA
1. Proposal of transformation of the business corporation form a Sociedad Anónima de Capital Variable into a Sociedad de Responsabilidad Limitada de Capital Variable (a Limited Liability Corporation);
2. Discussion and approval of the new by-laws of the Sociedad de Responsabilidad Limitada de Capital Variable (a Limited Liability Corporation);
3. Miscellaneous resolutions, according to the new corporate reality; and
4. Appointment of delegates.
ITEM ONE. With reference to the first item of the agenda, the Chairman of the Meeting informed the shareholders that he had received a notice from the management of the corporation, informing that it would be convenient to discuss the grounds for the transformation of the corporation, which as of such date had been operating as a Sociedad Anónima de Capital Variable (a business corporation), in order to transform it into a Sociedad de Responsabilidad Limitada de Capital Variable (a Limited Liability Corporation).
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC No. 52 IN AND FOR SALTILLO DISTRICT, State of Coahuila de Zaragoza>

Maria Elena Guadalupe Orozco Aguirre, Esq.
NOTARY PUBLIC No. 52
In and for Saltillo, Coahuila, Mexico
This, as stated by the Chairman of the Meeting, is in response to the need and convenience to adopt a new legal organization in such manner that ALCOA SERVICIOS, S.A. DE C.V. is able to better comply with its corporate purpose.
On such regards, the Chairman of the Meeting read the draft containing the new corporate by-laws which was provided to him by the management of the corporation.
The shareholders, after analyzing and discussing the proposal submitted by the Chairman of the Meeting, adopted the following by unanimous vote:
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC No. 52 IN AND FOR SALTILLO DISTRICT, State of Coahuila de Zaragoza>

Maria Elena Guadalupe Orozco Aguirre, Esq.
NOTARY PUBLIC No. 52
In and for Saltillo, Coahuila, Mexico
RESOLUTIONS ADOPTED
BY THE
GENERAL EXTRAORDINARY MEETING OF SHAREHOLDERS
“1.- The General Extraordinary Meeting of Shareholders hereby resolves by unanimous vote, to authorize the transformation of the corporation ALCOA SERVICIOS, S.A. DE C.V., from a form a Sociedad Anónima de Capital Variable into a Sociedad de Responsabilidad Limitada de Capital Variable (a Limited Liability Corporation) under the terms set forth below.
2.- The corporation shall keep the corporate name “ALCOA SERVICIOS” to be followed by the Words “Sociedad de Responsabilidad Limitada de Capital Variable” or by the abbreviation “S. DE R.L. DE C.V.”
3.- By means of organizational provision, upon agreement of the shareholders of the corporation and as set forth by the law, ALCOA SERVICIOS, S. DE R.L. DE C.V. from the effective date of the transformation shall become in the holder and owner of any and all assets, rights, prerogatives and licenses or authorization which have been granted as of this date to ALCOA SERVICIOS, S.A. DE C.V. In turn, ALCOA SERVICIOS, S. DE R.L. DE C.V. shall absorb and become liable of the accurate compliance with any and all obligations, liabilities, debts, commitments and responsibilities existing as of this date as assumed by ALCOA SERVICIOS, S.A. DE C.V.
4.- The shareholders hereby state that such transformation is not intended to commit fraud against third parties and that all payments of any amounts payable shall be made by the corporation so transformed. Consequently, according to and for the purposes of provisions of article 225 of the General Law of Business Corporations, the shareholders agree that payment of all debts of the corporation shall be assumed by the transformed corporation in the same terms and conditions as those existing before the transformation thereof.
5.- The shareholders of ALCOA SERVICIOS, S.A. DE C.V., agree that the effective date of the transformation (hereinafter referred to as the “Transformation Effective Date”) shall be at 00:01 hours on December 1, 2007, provided that as of such date, the notarization of these resolutions has been duly recorded before the Public Registry of Commerce of the corporate address of the corporation.
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC No. 52 IN AND FOR SALTILLO DISTRICT, State of Coahuila de Zaragoza>

Maria Elena Guadalupe Orozco Aguirre, Esq.
NOTARY PUBLIC No. 52
In and for Saltillo, Coahuila, Mexico
6.- Once the transformation of the corporation is effective on the Transformation Effective Date, the corresponding notices of transformation shall be submitted before the competent authorities of the Ministry of Treasury and Public Credit and before any other incumbent instrumentalities, of either the Federal, State and Municipal government of the corporate address of the corporation.
7.- The corresponding transformation resolutions are to be immediately recorded before the Public Registry of Commerce of the corporate address, and the corresponding notice of transformation is to be published in the Official Gazette of Coahuila, as well as the latest general sheets of the corporation, in compliance with provisions of Article 223 of the General Law of Business Corporations.
8.- The effects of the transformation of the corporation into a Sociedad de Responsabilidad Limitada de Capital Variable (a Limited Liability Corporation) shall be effective from the Transformation Effective Date.
9.- It is hereby ordered to make the corresponding entries of the Transformation Effective Date in the corporate books of the corporation, stating that the corporation has been transformed and that thereafter all the corresponding records shall be adopted according to the applicable laws to Limited Liability Corporations.”
ITEM TWO. With reference to the second item of the agenda, the Chairman of the Meeting told the shareholders than once the transformation of the corporation into a Sociedad de Responsabilidad Limitada de Capital Variable (a Limited Liability Corporation) was authorized, they should discuss and approve the new by-laws of ALCOA SERVICIOS, S. DE R.L. DE C.V, which shall become effective from the Transformation Effective Date.
On these regards, the Chairman of the Meeting read the draft of the by-laws of the corporation submitted by the management of the corporation ALCOA SERVICIOS, S.A. DE C.V.
After analyzing and discussing the above mentioned proposal, the shareholders adopted the following by unanimous vote:
IT IS RESOLVED:
1.- The General Extraordinary Meeting of Shareholders, by unanimous vote adopts the following by-laws which shall become effective from the Transformation Effective Date and which from such date shall govern the corporate relationships, rights and obligations
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC No. 52 IN AND FOR SALTILLO DISTRICT, State of Coahuila de Zaragoza>

Maria Elena Guadalupe Orozco Aguirre, Esq.
NOTARY PUBLIC No. 52
In and for Saltillo, Coahuila, Mexico
existing among the partners and between the latter and their employees, third parties or any other interested parties, and between such partners and the Sociedad de Responsabilidad Limitada de Capital Variable (a Limited Liability Corporation), provided that the formal requirements set forth in the resolutions contained in the minutes of this Meeting are duly complied with:
BY-LAWS OF
ALCOA SERVICIOS, S. DE R.L. DE C.V.
ARTICLE ONE
NAME, ADDRESS, PURPOSE, DURATION AND NATIONALITY
SECTION ONE.- LEGAL REGIME.- The corporation is a sociedad de responsabilidad limitada de capital variable (a limited liability corporation with variable capital stock) to be governed under these by-laws and as for anything not provided for herein, the provisions of the General Law of Business Corporation and of the Law of Foreign Investment shall apply.
SECTION TWO.- NAME.- The name of the Corporation is “ALCOA SERVICIOS” to be followed by the words “SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE” or by its abbreviation “S. DE R.L. DE C.V.”.
SECTION THREE.- ADDRESS.- The corporate address of the Corporation shall be in the City of Saltillo, Coahuila, Mexico, without prejudice to the establishment of agencies, branches or representation offices anywhere else within the Mexican Republic or abroad and to determine conventional addresses.
SECTION FOUR.- CORPORATE PURPOSE.- The corporate purpose of the corporation shall include the following activities: 1) Act as agent, mediator, commission agent, attorney-in-fact or otherwise as representative of any kind of legal entity or individual; 2) To provide and receive all kind of technical, administrative services or of any other nature, to purchase, sell, import, export, store, distribute and deliver equipment, parts, components, products, raw material and any other goods; 3) To request and obtain from the federal authorities all kind of exportation promotion programs, including without limitation the Program to Perform Manufacturing and Sub-Manufacturing Operations under any modality thereof and Sector Promotion Programs for the promotion and support of exportation, foreign trade and manufacturing and sub-manufacturing activities, including obtaining a
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC No. 52 IN AND FOR SALTILLO DISTRICT, State of Coahuila de Zaragoza>

Maria Elena Guadalupe Orozco Aguirre, Esq.
NOTARY PUBLIC No. 52
In and for Saltillo, Coahuila, Mexico
registration as Highly Exporting Company (“ALTEX” as per its initials in Spanish ‘Empresa Altamente Exportadora’), as well as to obtain all authorized programs for companies with Programs for the Exportation Manufacturing Industry, according to the Executive Order for the Promotion of Manufacturing, In-Bond Manufacturing and Exportation Services Industry; 4) To request and obtain from federal, state and/or municipal authorities, whether centralized or decentralized, including the Ministry of Treasury and Public Credit, all kind of authorizations, permits and renovations directly or indirectly related to the establishment of customhouse deposits; 5) To maintain all kind of legal, trading and industrial relationships with individuals or legal entities to purchase, process, develop, supply, deposit, lease, sale, distribute, manufacture and assembly all kind of products or merchandise and the parts, accessories and components thereof; 6) To provide administrative, technical counseling and services of any kind which are not limited under the Foreign Investment Law in support of subsidiaries or affiliates; 7) To hire advertisement services for itself or its affiliates in Mexico; 8) To establish, lease, operate and acquire all kind of industrial plants, warehouses, exhibition rooms, facilities, offices and any other kind of real estate property or establishments necessary to perform its corporate purpose; 9) To acquire, own, lease, sell and trade stocks, shares and other negotiable instruments in Mexico or abroad; 10) To acquire, own, lease and sell all kind of real estate or personal property necessary to perform with its corporate purpose, including the formalization of trusts on property and other kind of transactions permitted under the law; 11) To hire employees, managers and directors, agents, commission agents, attorneys-in-fact, representatives, intermediaries of all kind and distributors necessary to perform its corporate purpose; 12) To grant or accept all kind of financing with or without security, to grant encumbrances, issue and negotiate all kind of negotiable instruments, including granting its own security and joint and several guarantees to third parties; 13) To establish administrative offices, agencies, facilities and branches in Mexico and abroad; 14) To obtain, acquire and own all kind of patents and trademarks and any other industrial and intellectual property rights and copyrights in Mexico and abroad; 15) To receive and grant all kind of powers of attorney, to delegate them to its employees and executive officers, and to revoke them at any time; 16) To represent or act as agent of all kind of commercial or industrial companies, domestic or foreign and to invest in the sale and trading of their products and services; and 17) In
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC No. 52 IN AND FOR SALTILLO DISTRICT, State of Coahuila de Zaragoza>

Maria Elena Guadalupe Orozco Aguirre, Esq.
NOTARY PUBLIC No. 52
In and for Saltillo, Coahuila, Mexico
general, to carry out and enter into all kind of legal actions and agreements, whether of civil, commercial and administrative nature related to its corporate purpose.
SECTION FIVE.- DURATION.- The duration of the corporation shall be of ninety nine (99) years from the organization date, which shall be automatically extended for a period f ninety nine (99) years, unless otherwise resolved by the extraordinary meeting of partners.
SECTION SIX.- NATIONALITY.- The corporation shall be of MEXICAN NATIONALITY, with the participation of individuals and/or legal entities of Mexican or foreign nationality; the founding partners and as to anything regarding any future partners that may be part of the corporation agree that: “Any alien that, upon incorporation of the corporation or at any time thereafter acquires any shares of stock or partnership interest therein, formally agrees before the Ministry of Foreign Affairs to be deemed as a Mexican national with regards to any shares or interests he/she may acquire or hold, and regarding the goods, rights, concessions, equity stock or interests held by the corporation, or related to the rights and obligations derived from any agreements entered into by and between the corporation and the Mexican governmental agencies, it being further understood that such alien agrees not to invoke the protection of his or her government, under penalty of forfeiting such shares or interests to the United Mexican States.”
ARTICLE TWO
CAPITAL STOCK AND SHARES
SECTION SEVEN.- CAPITAL STOCK.- The capital stock shall be integrated by a fixed portion and by a variable portion. The minimum fixed portion of capital stock is of Three Thousand Pesos Mexican Currency 00/100 (MEX $3,000.00) fully subscribed and paid by the partners. The variable portion of the capital stock of the corporation shall be unlimited. The stock representing the capital stock of the corporation shall be of two series, Series “A” representing contributions of Mexican partners and Series “B” representing contributions of foreign partners. The stock representing the fixed portion of capital stock shall be Series “A-1” and “B-1”, respectively. The stock representing the variable portion of capital stock shall be Series “A-2” and “B-2”, respectively. The value of contributions made in kind shall be authorized and approved by the partners. No partner may own more than one stock of the corporation in the same series of stock of capital stock. If any partner makes a new contribution or acquires a stock in full or in part from a co-owner, the
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC No. 52 IN AND FOR SALTILLO DISTRICT, State of Coahuila de Zaragoza>

Maria Elena Guadalupe Orozco Aguirre, Esq.
NOTARY PUBLIC No. 52
In and for Saltillo, Coahuila, Mexico
value of his/her stock of capital stock shall be increased accordingly. The Meeting of Partners authorizing any increase in capital stock shall determine the characteristics and conditions of such increase and of the stocks to be issued.
SECTION EIGHT.- CERTIFICATES OF STOCK.- The Corporation shall issue certificates of stock which may not be deemed as negotiable instruments. The transfer of stocks, to the extent such transfer is authorized under the terms of the by-laws of the corporation, shall be carried out by entering into the corresponding agreements. The partners of this limited liability corporation shall be entitled to one vote per each Peso Mexican Currency (MEX $1.00) representing his/her stock.
SECTION NINE.- REGISTRY OF PARTNERS.- The corporation shall keep a registry of partners which shall contain the name, nationality and address of each partner, as well as the number of votes that each partner is entitled to vast by virtue of the stocks they own. Any assignment of stocks performed by the partners, to the extent it was authorized under the terms of these by-laws, shall be recorded in the above mentioned book of registry, which entries shall be signed by the Managing Director or by the Secretary, or by the Board of Directors, or by a legal representative of the corporation that has been granted with a general power of attorney for acts of administration.
SECTION TEN.- INCREASE IN CAPITAL STOCK AND ASSIGNMENT OF STOCKS OR CONTRIBUTIONS FROM NEW PARTNERS. The capital stock of the corporation may be increased through resolution of the extraordinary Meeting of partners, except in the events of increase or reduction of the variable portion of capital stock, which may be performed through resolution of the ordinary Meeting of partners. In the event of increase of capital stock, the partners shall have in proportion to the value of the stocks they own, the right of first refusal to subscribe the proposed increase. This right of first refusal shall be exercised within fifteen (15) days after the date of the notice of the resolution under which the increase of capital stock was approved and the temporary admission of a new partner. However, if at the time of voting all capital stock is met, whether in person or by proxy, such period of time shall be counted from the date on which the Meeting was held and the partners shall be deemed as notified of the resolution authorizing the increase in the capital stock of the corporation.
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC No. 52 IN AND FOR SALTILLO DISTRICT, State of Coahuila de Zaragoza>

Maria Elena Guadalupe Orozco Aguirre, Esq.
NOTARY PUBLIC No. 52
In and for Saltillo, Coahuila, Mexico
The corporation shall keep a book of record of variations in capital stock in which any increase or reduction of capital stock shall be recorded, and which entries shall be signed by the Managing Director or by the Secretary of the Board of Directors and/or by a legal representative of the corporation that has been granted with a general power of attorney for acts of administration.
ARTICLE THREE
MANAGEMENT
SECTION ELEVEN.- MANAGEMENT OF THE CORPORATION.- The businesses of the corporation shall be managed by a Managing Director or a Board of Directors. Directors shall be appointed at the ordinary Meeting of partners. The Managing Director or Directors do not need to be partners of the corporation, and once they are appointed shall remain in office until their substitutes are appointed and take their offices. Likewise, the corporation may appoint one Director to act as Ancillary Secretary without being entitled to vote. The Managing Director or Directors shall be entitled to receive remuneration, and if any, such remuneration shall be determined by the ordinary Meeting of partners. The Managing Director or Director may be removed at any time by the ordinary Meeting of partners.
The Board of Directors acting jointly, or the Managing Director of the corporation, as the case may be, shall have the following powers and authority to manage the corporation:
A. GENERAL POWER OF ATTORNEY FOR ACTS OF ADMINISTRATION. Including all general and special powers that must be expressly set forth according to law, under the terms of second paragraph of Article 2554 of the Civil Code in force of the Federal District and relative articles of the Federal Civil Code and of the Civil Codes of the States of the Mexican Republic, and to grant and execute all kind of public and private documents, waivers, statements of civil, commercial, administrative or any other nature according to Law, to sign and execute all kind of tax returns, including the ones related to Social Security, Savings Retirement Fund (SAR as per its initials in Spanish ‘Fondo de Ahorro para el Retiro’), National Fund Institute for Workers Housing (Infonavit as per its initials in Spanish ‘Instituto del Fondo Nacional de la Vivienda para los Trabajadores’), and those corresponding to federal and local taxes of any nature whatsoever, including payroll taxes. The powers granted herein shall include the power to submit all kind of requests, consultations, actions and applications of any nature whether federal, state and/or
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC No. 52 IN AND FOR SALTILLO DISTRICT, State of Coahuila de Zaragoza>

Maria Elena Guadalupe Orozco Aguirre, Esq.
NOTARY PUBLIC No. 52
In and for Saltillo, Coahuila, Mexico
municipal, including requests for value added tax devolution. This also includes requests of all kind of permits and/or authorizations before any governmental agency, importation and exportation permits related thereto, and all kind of procedures and processes of customs matters before the Ministry of Treasury and Public Credit, and before any other instrumentality whether federal, state or municipal.
B. GENERAL POWER OF ATTORNEY FOR LAWSUITS AND COLLECTIONS. Including all general and special powers that must be expressly set forth according to law, under the terms of first paragraph of Article 2554 of the Civil Code in force of the Federal District and relative articles of the Federal Civil Code and of the Civil Codes of the States of the Mexican Republic, and to exercise the above mentioned powers before all kind of individuals and judicial and administrative authorities, whether of civil, criminal, and labor nature, local and federal; specially to withdraw from litigation, submit to arbitration, make and answer interrogatories, challenge judges, accept assignments of assets, receive payments and grant receipts and cancellations, prosecute civil, commercial, fiscal, administrative and any other kind of actions, civil or criminal actions, including filing and/or withdrawal from the “amparo” lawsuit acting on behalf of the Corporation and to withdraw from them, to submit all kind of criminal complaints, accusations, filing charges or claims of any kind, to represent the corporation at any criminal proceeding, to assist the Attorney General’s Office, to grant pardons when applicable, to submit evidence during criminal procedures under provisions of Article Nine of the Procedural Criminal Code of the Federal District and relative articles of the Criminal Codes of the States of the Mexican Republic and of the Federal Criminal Procedural Code.
C. SPECIAL POWER OF ATTORNEY IN LABOR MATTERS. Including all employer representation powers under the terms and for the purposes of Articles 11, 46, 47, 134 Section III, 523, 692 Sections I, II and III, 786, 878, 880, 883 and 884 of the Federal Labor Law; this power of attorney and the employer representation granted herein shall be exercised according to the following powers, which are inclusive but not limited, being able to act before unions with which the corporation has entered into collective bargaining agreements; before employees individually considered, and in general, for all employee-employer matters to be exercised before any Labor and Social Service authority as referred to in Article 523 of the Federal Labor Law; to appear before the Conciliation and
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC No. 52 IN AND FOR SALTILLO DISTRICT, State of Coahuila de Zaragoza>

Maria Elena Guadalupe Orozco Aguirre, Esq.
NOTARY PUBLIC No. 52
In and for Saltillo, Coahuila, Mexico
Arbitration Boards, whether local or federal; consequently to represent the employer for the purposes of Articles 11, 46 and 47 of the Federal Labor Law and to represent the corporation in order to evidence the capacity and authority to appear before the court and outside the court, under the terms of Article 692 Sections II and III of the Federal Labor Law; to appear at the court during testimonies to be submitted under the terms of Articles 787 and 788 of the Federal Labor Law, including the powers to make and answer interrogatories and submit evidence in all parts thereof; the attorneys-in-fact may determine a conventional address to hear and receive any notices upon summons, under the terms of Article 876 of the Federal Labor Law; to appear as employer assuming full and sufficient liability at the hearings referred to in Article 873 of the Federal Labor Law during the three stages thereof: conciliation, complaint and defenses, and to evidence submission and admission, under the terms of Articles 875, 876 Sections I and IV, 877, 878, 879 and 880 of the Federal Labor Law; to attend the evidence submission hearing under the terms of Articles 883 and 884 of the Federal Labor Law; to make settlements, enter into transactions and take all kind of decisions, to negotiate and execute labor agreements; likewise, to enter into individual and collective bargaining labor agreements and to terminate or rescind them.
D. POWER OF ATTORNEY FOR STOCK EXCHANGE AND BANKING MATTERS. Including all powers necessary to: (i) Enter into, issue and execute all kind of credit operations evidenced in public or private documents, and the power to execute, endorse, guarantee, collect, accept, and in general to negotiate negotiable instruments, under the terms of Articles 9 and 85 of the General Law of Negotiable Instruments and Credit Operations; and (ii) general power of attorney for banking matters to perform on behalf of the corporation any kind of proceedings and banking transactions, to open, manage and cancel all kind of accounts and banking transactions, including the power to give instructions to financial institutions on the individuals authorized to sign checks, make deposits, withdrawals or endorsements in all kind of bank accounts.
SECTION TWELVE.- MEETINGS OF THE BOARD OF DIRECTORS.- Directors shall hold their meetings at the corporate address of the corporation, unless otherwise determined through majority vote. Resolutions adopted by Directors shall be valid if adopted by majority vote. In the event of a tie, the Chairman of the Board of Directors shall have the
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC No. 52 IN AND FOR SALTILLO DISTRICT, State of Coahuila de Zaragoza>

Maria Elena Guadalupe Orozco Aguirre, Esq.
NOTARY PUBLIC No. 52
In and for Saltillo, Coahuila, Mexico
casting vote. At each meeting the corresponding minutes shall be prepared and signed by the Chairman of the Board of Directors and another Director, to be recorded in the book to be kept by the corporation for such purposes. If the Chairman of the Board of Directors fails to attend the meeting, it shall be presided by any other Director. In order to determine the annual budget for expenses, investments and expenditures, the Board of Directors shall receive from the officers of the corporation the documentation, receipts, invoices, budgets and any other ideal documentation in order to be able to determine the economic and financial conditions of the corporation and the budget. The partners of the corporation shall adopt the resolutions, when appropriate, acting within their authority.
SECTION THIRTEEN.- RESOLUTIONS ADOPTED BY UNANIMOUS VOTE OF THE DIRECTORS.- Any kind of resolution requiring the participation of the Directors, including those regarding the matters set forth in the preceding Section, may be adopted without a meeting of the Board of Directors, to the extent all Directors formalize the resolution they have decided to adopt in writing and unanimously. In the event that the meeting of the Board of Directors requires prior notice, under the terms of these by-laws or under the provisions of the General Law of Business Corporations, the Directors shall be deemed as waiving such notice of meeting if they state so in writing, before or after formalizing the above mentioned resolution in writing, which shall be equivalent to due notice of meeting delivered to the Directors to adopt any resolution.
SECTION FOURTEEN.- LIABILITY OF DIRECTORS.- The liability of the Managing Director or of the Directors shall be governed under provisions of Article 76 of the General Law of Business Corporations.
SECTION FIFTEEN.- POWERS OF THE MANAGING DIRECTOR OR OF THE BOARD OF DIRECTORS.- Additionally to the powers conferred upon the Managing Director or the Board of Directors, as the case may be, under these by-laws, they shall also act as legal representatives of the corporation, and consequently shall be granted with al kind of powers of attorney for acts of administration, for lawsuits and collections, including the special powers that must be expressly set forth according to law, under the terms of the two first paragraphs of Article Two Thousand Five Hundred Fifty Four (2554) of the Civil Code in force of the Federal District, and relative articles of the Federal Civil Code and of the Civil Codes of the States of the Mexican Republic; likewise, the Managing Director or
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC No. 52 IN AND FOR SALTILLO DISTRICT, State of Coahuila de Zaragoza>

Maria Elena Guadalupe Orozco Aguirre, Esq.
NOTARY PUBLIC No. 52
In and for Saltillo, Coahuila, Mexico
the Board of Directors, as the case may be shall have a general power of attorney to execute, negotiate, endorse or secure negotiable instruments and to perform credit transactions on behalf of the corporation, including all type of banking, stock exchange and credit proceedings and transaction, under the terms of Articles Nine and Eighty Five of the General Law of Negotiable Instruments and Credit Operations; to file and answer complaints, to challenge judges, to make settlements, to submit to arbitration, to make and receive payments, to enter into agreements, to represent the corporation at all kind of litigation or civil, commercial or labor proceedings, to make and answer interrogatories, to file criminal complaints or accusations and ratify them, to assist the Attorney General’s Office, to withdraw from criminal complaints or accusations and to grant pardons, if applicable, to perform before administrative authorities all kind of remedies and procedures in all matters that are for the interest of the corporation, to submit all kind of actions, including the “amparo” lawsuit, and to withdraw from them and from the “amparo” lawsuit.
Without prejudice to the above mentioned powers, the Managing Director or the Board of Directors, as the case may be, may perform the following actions, including without limitation:
a) Representing the corporation before all judicial, administrative or labor authorities in the exercise of the above mentioned powers;
b) To perform all actions and transactions consistent with the performance of the corporate purpose;
c) To enter into, grant and execute all kind of credit transactions evidenced whether in public or private documents, and the power to issue, endorse, secure, collect, accept and in general to negotiate negotiable instruments under the terms of Articles 9 and 85 of the General Law of Negotiable Instruments and Credit Operations, and to act on behalf of the corporation in the performance of all kind of banking procedures and transactions, to open, manage and cancel all kind of accounts and bank transactions, including the power to give instructions to financial institutions regarding the individuals authorized to sign checks, to make deposits, withdrawals or endorsements from all kind of bank accounts.
d) To appoint and revoke officers, executives and employees of the corporation and to determine their powers, obligations and remuneration;
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC No. 52 IN AND FOR SALTILLO DISTRICT, State of Coahuila de Zaragoza>

Maria Elena Guadalupe Orozco Aguirre, Esq.
NOTARY PUBLIC No. 52
In and for Saltillo, Coahuila, Mexico
e) To grant, delegate, substitute and revoke general and/or special powers of attorney with the powers they may deem convenient;
f) To call to ordinary or extraordinary Meetings and execute the resolutions adopted thereat; and
g) Create and/or enter into all kind of encumbrances or security regarding the assets of the corporation.
The Chairman of the Board of Directors shall have the powers and authority referred to in this Section and in the preceding paragraphs, upon adoption of the corresponding resolutions of the Board of Directors of the corporation.
SECTION SIXTEEN.- POWERS OF THE MANAGING DIRECTOR, MANAGER AND CHAIRMAN.- The Managing Director or the Director and Chairman, as the case may be, shall be the legal representative of the Directors, of the corporation and shall execute the resolutions without need of special resolution instructing him/her on the execution of such resolutions.
SECTION SEVENTEEN.- DIRECT ADMINISTRATION.- The direct administration of the corporation shall be entrusted upon one or more officers or executives, and shall be appointed by the Managing Director or by majority vote of the Directors, as the case may be, or at an ordinary or extraordinary Meeting of partners. Such officers and executives shall have the powers and obligations as the Managing Director or Directors may determine through the Director and Manager or as determined by the partners at the time of their appointment and of granting them any necessary powers. Such officers shall remain in office until they are revoked from them upon resolution of the Directors or of the ordinary or extraordinary Meeting of partners.
SECTION EIGHTEEN.- GUARANTEES.- The Managing Director or the Managers are not required to grant a performance surety bond when accepting their offices.
ARTICLE FOUR
SURVEILLANCE
SECTION NINETEEN.- SURVEILLANCE.- The surveillance of the corporation shall be entrusted upon one Surveillance Committee to be appointed by the partners at an ordinary Meeting or through unanimous vote of the partners. Such Board shall have two or more members.
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC No. 52 IN AND FOR SALTILLO DISTRICT, State of Coahuila de Zaragoza>

Maria Elena Guadalupe Orozco Aguirre, Esq.
NOTARY PUBLIC No. 52
In and for Saltillo, Coahuila, Mexico
SECTION TWENTY.- NEW MEMBERS OF THE SURVEILLANCE COMMITTEE.- The members of the Surveillance Boar do not need to be partners of the corporation and shall hold their office until they are revoked by the ordinary Meeting of partners and may be reelected and holding their offices until their substitutes are appointed.
SECTION TWENTY ONE.- LIMITATIONS OF THE MEMBERS OF THE SURVEILLANCE COMMITTEE.- The members of the Surveillance Committee may not be:
a. Those individuals who according to Law are not permitted to practice trading activities; and
b. Any blood relatives of the Directors with no limitation of degree and in-laws to the second degree.
SECTION TWENTY TWO.- POWERS AND OBLIGATIONS.- The powers and obligations of the members of the Surveillance Committee are:
a. To perform an assessment of the transactions, documentations, records and other supporting evidence in the degree and extension necessary to overlook transactions according to the duties set forth by the Law and to prepare the report referred to in the next paragraph;
b. To submit on annual basis before the general ordinary Meeting a report on the truthfulness, sufficiency and reasonability of the documentation provided by the Managing Director or by the Board of Directors, as the case may be, before the Meeting of partners. Such report shall include at least the following:
1. The opinion of the Surveillance Committee on whether or not the accounting and information policies and criteria observed by the corporation are proper and sufficient, taking into consideration the specific conditions of the corporation;
2. The opinion of the Surveillance Committee on whether or not the accounting policies and procedures have been applied consistently by the Managing Director or the Board of Directors;
3. The opinion of the Surveillance Committee on whether or not, and consequently, the information provided by the Managing Director or by the Board of Directors reflects on a true and sufficient manner the financial condition and results of the corporation;
c. Any other obligations set forth by the Law.
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC No. 52 IN AND FOR SALTILLO DISTRICT, State of Coahuila de Zaragoza>

Maria Elena Guadalupe Orozco Aguirre, Esq.
NOTARY PUBLIC No. 52
In and for Saltillo, Coahuila, Mexico
SECTION TWENTY THREE.- GUARANTEES.- The members of the Surveillance Committee are not required to grant a performance surety bond.
ARTICLE FIVE
MEETINGS OF PARTNERS
SECTION TWENTY FOUR.- MEETINGS OF PARTNERS.- The Meeting of partners duly called is the main management body of the corporation and its resolutions are binding even for absent or dissenting partners.
SECTION TWENTY FIVE.- TYPES OF MEETINGS.- The Meetings of partners shall be ordinary and extraordinary. Except for extraordinary meetings all meetings shall be ordinary, including those resolving on the increase or reduction of the variable portion of capital stock. The Meetings hold to transact any of the following businesses shall be extraordinary:
1. Increase or reduction of contributions to the fixed capital stock owned by the partners;
2. Restatement of the by-laws;
3. Merger, spin-off or transformation of the corporation;
4. Early dissolution of the corporation; and
5. Any other business to be transacted at an extraordinary Meeting under the provisions of these by-laws or according to law.
Resolutions may be adopted by unanimous vote without need of a Meeting of partners, provided that all the terms and conditions set forth in Article 82 of the General Law of Business Corporations are met. In these cases, certified mail whether of the Mexican or American postal service with acknowledgment of receipt required may be used. The partners representing more than one third of the capital stock of the corporation shall be entitled to call a Meeting under the terms of second paragraph of Article 82 of the General Law of Business Corporations.
SECTION TWENTY SIX.- ANNUAL MEETING.- The ordinary Meeting shall be held at least once a year within the four months after the closing date of the fiscal year, and shall resolve, besides the matters included in the agenda, the following businesses:
a. To discuss, approve or modify the report of the management of the corporation referred to in Section Thirty Sixth of these by-laws, and the annual budget for expenses,
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC No. 52 IN AND FOR SALTILLO DISTRICT, State of Coahuila de Zaragoza>

Maria Elena Guadalupe Orozco Aguirre, Esq.
NOTARY PUBLIC No. 52
In and for Saltillo, Coahuila, Mexico
investments and expenditures proposed by the Managing Director and the Board of Directors, as the case may be, for the corresponding year, taking into consideration the report of the Surveillance Committee, besides adopting any measures as the partners may deem appropriate;
b. To appoint, confirm and/or remove the Managing Director or the members of the Board of Directors, as the case may be, and the members of the Surveillance Committee;
c. To determine the remuneration payable to the Managing Director and Directors and to the members of the Surveillance Committee.
SECTION TWENTY SEVEN.- NOTICE OF MEETING.- The notice of ordinary or extraordinary Meetings of partners shall be made by the Managing Director or by the Directors, or by the members of the Surveillance Committee; however, the partners representing at least thirty three percent (33%) of stocks of capital stock, may request in writing at any time to the Managing Director or Directors, or to the Surveillance Committee to call an ordinary or extraordinary meeting to transact the businesses indicated in their request.
If the Managing Director or Directors, or to the Surveillance Committee fail to make the notice within fifteen (15) days after the date of the request, a Civil Judge or a District Court of the address of the corporation shall make such notice, upon request of the interested parties representing at least thirty three percent (33%) of stocks of capital stock, who in turn shall evidence their capacity as partners.
The notice of ordinary and extraordinary Meetings shall be made through notice sent via certified mail with acknowledgement of receipt required, to the address determined by each partner in the book of partners even if such address is located abroad, within at least eight days before the date of the meeting, unless otherwise resolved by unanimous vote of the partners.
SECTION TWENTY EIGHT.- MEETINGS WITH THE ATTENDANCE OF ALL PARTNERS.- The Meeting may be held without need of notice of meeting neither the notice sent via certified mail as referred to before, nor any resolutions adopted thereat shall be duly effective in the following events:
a. If from the beginning to the end of the Meeting the hundred percent (100%) of stocks of capital stock is represented thereat.
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC No. 52 IN AND FOR SALTILLO DISTRICT, State of Coahuila de Zaragoza>

Maria Elena Guadalupe Orozco Aguirre, Esq.
NOTARY PUBLIC No. 52
In and for Saltillo, Coahuila, Mexico
b. If the Meeting is held after a prior Meeting and at such prior meeting the date and time of adjournment was determined, to the extent additional businesses than the one transacted at the first meeting are to be transacted.
This provision shall not apply to resolutions adopted by the partners under the unanimous consent rules set forth in Article 82 of the General Law of Business Corporations.
SECTION TWENTY NINE.- REPRESENTATION.- Partners shall be entitled to be represented at the Meeting by the individual or individuals they appoint through proxy signed by the interested party and two witnesses. Partners may not be represented by the Managing Director or by the members of the Board of Directors, or by members of the Surveillance Committee.
SECTION THIRTY.- MINUTES OF THE MEETINGS.- The minutes of the Meetings or the resolutions adopted by unanimous consent of the partners shall be recorded in the corresponding book and shall be signed by at least the Chairman and Secretary of the Meeting, and by the members of the Surveillance Committee that have attended the Meeting. In the event of resolutions adopted by unanimous vote, the Director and Chairman and any other Director shall certify the existence of the resolution and shall sign the book of minutes.
SECTION THIRTY ONE.- CHAIRMAN AND SECRETARY OF MEETINGS.- The Meetings shall be presided by the Managing Director or by the Director and Chairman, as the case may be, or by the person appointed by majority vote of the partners present thereat. The Secretary of the Meeting shall be appointed by majority vote of the partners present thereat.
SECTION THIRTY TWO.- RESOLUTIONS ADOPTED AT ORDINARY MEETINGS.- An Ordinary Meeting of partners shall be validly held upon first notice, if at least fifty one percent (51%) of stocks of capital stock are represented thereat and the resolutions shall be valid if adopted by the favorable vote of the partners representing the majority of stocks of capital stock, unless otherwise required by these by-laws stating a higher percentage for certain events.
SECTION THIRTY THREE.- RESOLUTIONS ADOPTED AT EXTRAORDINARY MEETINGS.- An Extraordinary Meeting of partners shall be validly held upon first notice, if at least seventy five percent (75%) of stocks of capital stock are represented thereat and
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC No. 52 IN AND FOR SALTILLO DISTRICT, State of Coahuila de Zaragoza>

Maria Elena Guadalupe Orozco Aguirre, Esq.
NOTARY PUBLIC No. 52
In and for Saltillo, Coahuila, Mexico
the resolutions shall be valid if adopted by the favorable vote of at least half the partners representing all stocks of capital stock. However, in the event of change of the corporate purpose of the corporation, unanimous vote of partners shall be required.
SECTION THIRTY FOUR.- SECOND NOTICE OF MEETING.- If Ordinary or Extraordinary Meetings cannot be held on the date fixed in the first notice, a second or further notice shall be made and the Meetings shall determine which items of the agenda shall be resolved, to the extent the quorum and voting requirements set forth for the first notice are complied with for this second or further notice.
SECTION THIRTY FIVE.- RESOLUTIONS OF THE GENERAL MEETING OF PARTNERS ADOPTED BY UNANIMOUS CONSENT.- Any kind of resolution or resolutions to be transacted at general ordinary or extraordinary meetings of partners may be adopted without a meeting without need of notice of meeting and shall be valid, provided that all partners formalize in writing by unanimous vote the resolution or resolutions so adopted, and the corresponding minutes shall be signed b y the partners entitled to vote the matter or matters in question.
ARTICLE SIX
FINANCIAL INFORMATION
SECTION THIRTY SIX.- ANNUAL REPORT.- The corporation through and under responsibility of the Managing Director or of the Board of Directors, as the case may be, shall submit before the annual ordinary Meeting of partners the annual report which shall include at least:
a. A report of the Managing Director or of the Board of Directors, as the case may be, regarding the general condition of the corporation during the year, and regarding the policies observed by the Managing Director or of the Board of Directors, as the case may be, related to the main existing projects;
b. Information on the main accounting and information policies and criteria observed for the preparation of the financial statements;
c. A statement showing the financial condition of the corporation as of the closing date of the fiscal year;
d. A statement showing duly explained and classified the statements of the corporation during the fiscal year;
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC No. 52 IN AND FOR SALTILLO DISTRICT, State of Coahuila de Zaragoza>

Maria Elena Guadalupe Orozco Aguirre, Esq.
NOTARY PUBLIC No. 52
In and for Saltillo, Coahuila, Mexico
e. A statement showing any changes in the financial condition of the corporation during the fiscal year;
f. A statement showing any changes in the items that are part of the assets of the corporation;
g. The notes necessary to supplement or clarify the information disclosed in the above mentioned statements.
The information mentioned before shall be attached with the report of the Surveillance Committee referred to in Section Twenty Second of these by-laws.
ARTICLE SEVEN
PROFITS AND LOSSES
SECTION THIRTY SEVEN.- PROFITS.- The any resulting profits shall be distributed as follows:
a. First: At least five percent (5%) shall be segregated to create and restore the legal reserve fund until it reaches twenty percent (20%) of the capital stock.
b. Second: The amounts determined by the Meeting for the creation of special reserve funds, prevision or reinvestment funds, if any.
c. Third: The amounts that correspond to employees and works under profit sharing requirements set forth by the Federal Labor Law.
d. Fourth: Once the partners approve the financial statements for the fiscal year, the remaining amount shall be capitalized, withheld by treasury and reinvested or distributed among all partners in proportion to their contribution or as determined by the Meeting.
SECTION THIRTY EIGHT.- LOSSES.- Any losses, if any, shall be redeemed by the existing reserves.
SECTION THIRTY NINE.- AMORTIZATION OF LOSSES.- No profit distribution can be made until the losses suffered in one or more previous years have not be restated or absorbed through the application of other items of the assets of the corporations, or if the capital stock has been reduced.
SECTION FORTY.- FOUNDERS.- Founding partners reserve no special profit sharing in the corporation in view of their character as founders.
ARTICLE EIGHT
LIQUIDATION OF THE CORPORATION
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC No. 52 IN AND FOR SALTILLO DISTRICT, State of Coahuila de Zaragoza>

Maria Elena Guadalupe Orozco Aguirre, Esq.
NOTARY PUBLIC No. 52
In and for Saltillo, Coahuila, Mexico
SECTION FORTY ONE.- DISSOLUTION AND LIQUIDATION.- The corporation shall be dissolved in the events set forth in Article two hundred twenty nine (229) of the General Law of Business Corporations.
SECTION FORTY TWO.- LIQUIDATORS.- Upon dissolution of the Corporation, the liquidation process shall start which shall be entrusted upon one or more liquidators to be appointed at the extraordinary meeting of partners. If the corporation fails to appoint such liquidators, such appointment shall be made by a Civil or District Judge of the corporate address of the corporation, upon request of any partner.
SECTION FORTY THREE.- LIQUIDATION RULES.- Except for the expressed instructions given by the meeting resolving the dissolution of the corporation, the liquidation thereof shall be performed according to the following general rules:
a. Upon conclusion of any pending business in the least detrimental manner for creditors and partners;
b. Upon preparing the general balance and inventories;
c. Upon collection of loans and payment of debts;
d. Upon transfer of the assets of the corporation and application of the proceeds thereof first to pay creditors and then to the benefit of partners in proportion to the amount of their interests of the corporation.
ITEM THREE. With reference to the third item of the agenda, the Chairman of the Meeting told the shareholders that in order to adapt the new corporate reality with the new by-laws and with the nature of the corporation, the following resolutions were necessary:
a. Acknowledgement of original shares subscribed under the by-laws of ALCOA SERVICIOS, S.A. DE C.V., and which from the Transformation Effective Date should be converted into shares of stock of ALCOA SERVICIOS, S. DE R.L. DE C.V. Likewise, the Chairman of the Meeting recommended the authorization to cancel the corresponding certificate of shares and the issuance of certificates of stock corresponding to the new shares of stock.
b. The appointment or ratification of the members of the Board of Directors or of the Managing Director, as the case may be, and the determination of their powers.
c. The appointment or ratification of the officers of the corporation, and the determination of their powers.
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC No. 52 IN AND FOR SALTILLO DISTRICT, State of Coahuila de Zaragoza>

Maria Elena Guadalupe Orozco Aguirre, Esq.
NOTARY PUBLIC No. 52
In and for Saltillo, Coahuila, Mexico
d. The appointment or ratification of the members of the Surveillance Committee, and the determination of their powers.
The shareholders, after analyzing and discussing the proposal made by the Chairman of the Meeting, adopted the following by unanimous vote:
IT IS RESOLVED
1. To acknowledge and account for any and all shares issued in favor of the shareholders of ALCOA SERVICIOS, S.A. DE C.V., which are duly recorded in the book of shareholders of ALCOA SERVICIOS, S.A. DE C.V. Consequently, by virtue of the transformation of the corporation into a Limited Liability Corporation, which shall become effective from the Transformation Effective Date, it is hereby ordered to acknowledge the economic value represented by such shares, in such manner that according to the original value thereof, each partner of the corporation is acknowledged as holding the stocks having the economic value equivalent to the shares they owned.
2. It is hereby ordered that as of the Transformation Effective Date, all certificates of share s representing the capital stock of ALCOA SERVICIOS, S.A. DE C.V. are submitted for cancelation and that such certificates are kept at the Treasury of the corporation.
3. It is hereby certified that according to provisions of Article 62 of the General Law of Business Corporations and of the by-laws of ALCOA SERVICIOS, S. DE R.L. DE C.V., the corporation, from the Transformation Effective Date shall reclassify and homologate the value of the capital stock of the corporation in such manner that the minimum fixed capital stock of ALCOA SERVICIOS, S. DE R.L. DE C.V. is in the amount of Three Thousand Pesos 00/100 Mexican Currency (Mex $3,000.00) represented by Series “A-1” or “B-1” stocks, accordingly, and the amount of Forty Seven Thousand Pesos 00/100 Mexican Currency (Mex $47,000.00) shall correspond to the variable portion of the capital stock of the corporation, to be represented by Series “A-2” and “B-2” stocks, accordingly.
4. The shares comprising the capital stock of ALCOA SERVICIOS, S.A. DE C.V. shall be transformed from the Transformation Effective Date into stocks, conferring each partner one stock and it is hereby determined that for each One Peso 00/100 Mexican Currency (Mex $1.00) one vote shall be conferred. Consequently, each partner shall hold one stock which shall represent an integral value and one vote per each One Peso 00/100 Mexican Currency (Mex $1.00) of the original contribution.
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC No. 52 IN AND FOR SALTILLO DISTRICT, State of Coahuila de Zaragoza>

Maria Elena Guadalupe Orozco Aguirre, Esq.
NOTARY PUBLIC No. 52
In and for Saltillo, Coahuila, Mexico
5. Each new stock shall have a par value equivalent to the par value of the former shares of ALCOA SERVICIOS, S.A. DE C.V. In view of the foregoing, the stocks of ALCOA SERVICIOS, S. DE R.L. DE C.V. shall have an “A” Series representing contributions made by Mexican partners and “B” Series representing contributions made by foreign partners. Stocks representing the fixed portion of capital stock shall be “A-1” and “B-1” Series, respectively. Contributions representing the variable portion of capital stock shall be “A-2” and “B-2” Series, respectively. The stock of the corporation, from the Transformation Effective Date shall be distributed as follows:

	STOCK		VALUE
SHAREHOLDERS	SERIES		SERIES		VOTES
	“A-1”	“A-2”	“A-1”	“A-2”
Grupo Alcoa, S.A. de C.V.	1	1	$2,999.00	$47,000.00	49,999
Alcoa CSI de México en Saltillo, S.A. de C.V.	1		$1.00	1

TOTAL:	2	1	$3,000.00	$47,000.00	50,000

6.	The above mentioned stock, from the Transformation Effective Date shall be rendered as stock contributions of the initial capital stock of ALCOA SERVICIOS, S. DE R.L. DE C.V., according to provisions of Article Seven of the by-laws. The General Meeting of Partners, acting according to provisions of the corporate by-laws shall determine the characteristic and Series corresponding to any future contribution made by the partners.

7.	It is hereby resolved that on the Transformation Effective Date, the certificates of stock contributions are to be delivered as stock of the corporation in favor of any and all partners, provided that such certificates shall not be deemed as negotiable instruments but shall only be deemed as a mere acknowledgement of the contributions made by each partner.

8.	It is hereby resolved that on the Transformation Effective Date the Book of Shareholders of ALCOA SERVICIOS, S.A. DE C.V. is cancelled and on that same date, the Book of Partners of ALCOA SERVICIOS, S. DE R.L. DE C.V. is to be opened, under the terms of the applicable laws.
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC No. 52 IN AND FOR SALTILLO DISTRICT, State of Coahuila de Zaragoza>

Maria Elena Guadalupe Orozco Aguirre, Esq.
NOTARY PUBLIC No. 52
In and for Saltillo, Coahuila, Mexico

9.	It is hereby certified that the management of ALCOA SERVICIOS, S. DE R.L. DE C.V., once the transformation of the corporation is effected shall be entrusted upon a Managing Director by appointing Mr. JESUS ARMANDO COVARRUBIAS SANCHEZ to act as such.

10.	The appointment of Messrs. Javier Martínez del Campo Lanz and María del Mar Herrerías Sordo as officers of the corporation is hereby ratified in such manner that from the effective date of the transformation of the corporation they hold the following offices:

OFFICER	TITLE
JAVIER MARTINEZ DEL CAMPO LANZ	SECRETARY
MARIA DEL MAR HERRERIAS SORDO	ASSISTANT SECRETARY
11. Unless otherwise determined by the General Meeting of Partners, effective from the Transformation Effective Date, Messrs. JORGE VALDEZ GONZALEZ and MIGUEL ANGEL PUENTE BUENTELLO are appointed as the members of the Surveillance Committee of ALCOA SERVICIOS, S. DE R.L. DE C.V., who shall jointly integrate the Surveillance Committee of the corporation.
12. The acceptance of the titles conferred upon the above mentioned individuals is hereby certified, who shall be members of the management and of the Surveillance Committee of ALCOA SERVICIOS, S. DE R.L. DE C.V., effective once the transformation of the corporation is effected without need of accepting or requiring any security whatsoever for the faithful performance of such titles, since it is not a requirement under the by-laws of the corporation.
13. It is hereby certified that both the members of the Board of Directors, the above mentioned officers and the members of the Surveillance Committee of the Corporation, after the Transformation Effective Date of the corporation, shall have the authority, powers, rights and obligations set forth by law and in the by-laws of ALCOA SERVICIOS, S. DE R.L. DE C.V.
14. All powers of attorney previously granted by ALCOA SERVICIOS, S.A. DE C.V. are hereby ratified in the same terms and are herein incorporated by reference.
ITEM FOUR. With reference to the fourth item of the agenda, the shareholders adopted the following, by unanimous vote:
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC No. 52 IN AND FOR SALTILLO DISTRICT, State of Coahuila de Zaragoza>

Maria Elena Guadalupe Orozco Aguirre, Esq.
NOTARY PUBLIC No. 52
In and for Saltillo, Coahuila, Mexico
IT IS RESOLVED:
That Messrs. Rene Cacheaux Aguilar, Joseph Bradshaw Newton, Felipe Chapula Almaraz, Jorge Raúl Ojeda Santana, Robert Michael Barnett, Sergio Mario Ostos Iturbe, Antonio Gerardo Campero Pardo, Juan Francisco López Montoya, Mario Melgar Fernández, Ramón Concha Hein, Juan Antonio Hugo Franck Salazar, Floriberto Morales Molina, Justo Bautista Elizondo, Claudio Eloy Vázquez Cárdenas, Francisco José Peña Valdés, Miriam Name Almanza, Jorge Sanchez Cubillo, Francisco José Barbosa Niembro, José Soto Soberanes, Iker José Dieguez Bonilla, Roberta Villarreal Peña, Alvaro Soto González, Gil Miguel Sandoval Fernández, Adrián Salgado Morante, Luis Ignacio López Rodríguez and Jesús Héctor Orozco Cortés are appointed as delegates of the Meeting, so that, according to provisions of Articles 5, 10 and 194 of the General Law of Business Corporations, the above mentioned persons can jointly or severally appear before the Notary Public of their choice to notarize the resolutions adopted by this Meeting and to order it to be recorded before the Public Registry of Commerce of the address of the corporation. Likewise, the above mentioned delegates and any other bodies and representatives of the corporation are authorized to give strict compliance to the resolutions adopted by this Meeting.”
The Chairman of the Meeting informed the shareholders that since there was no other business to transact, the Meeting was to be adjourned during the period of time necessary to prepare and write the corresponding minutes, which were then read, approved and signed according to law and with the by-laws of ALCOA SERVICIOS, S.A. DE C.V.
It is hereby certified that all shares of capital stock of ALCOA SERVICIOS, S.A. DE C.V. were legally represented at the Meeting from start to end and during the adoption of any and all resolutions so adopted.
Attached to the files of these minutes is the list of attendance and the corresponding proxies. The Meeting was adjourned at 14:00 hours on November 7, 2007.
(Signature). José Soto Soberanes. Chairman of the Meeting.- (SIGNATURE). Francisco José Barbosa Niembro. Secretary of the Meeting.
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC No. 52 IN AND FOR SALTILLO DISTRICT, State of Coahuila de Zaragoza>

Maria Elena Guadalupe Orozco Aguirre, Esq.
NOTARY PUBLIC No. 52
In and for Saltillo, Coahuila, Mexico
LIST OF ATTENDANCE
OF THE GENERAL EXTRAORDINARY MEETING
OF SHAREHOLDERS OF
ALCOA SERVICIOS, S.A. DE C.V.
NOVEMBER/ 2007
List of attendance of the General Extraordinary Meeting of Shareholders of ALCOA SERVICIOS, S.A. DE C.V., held on November 7, 2007.

	SHARES
	MINIMUM FIXED
SHAREHOLDERS	CAPITAL STOCK	VALUE	VOTES	SIGNATURES
Grupo Alcoa, S.A.	49,999	$49,999.00	49,999	Signature
de C.V., represented by José Soto Soberanes

Alcoa CSI de México en Saltillo, S.A. de C.V., represented by Francisco José Barbosa Niembro	1	$1.00	1	Signature
(SIGNATURE)
Alvaro Soto González
Examiner””
The Special Delegate of the Meeting hereby STATES UNDER OATH: A) That the initials and signatures set on the minutes that are being notarized and authentic and handwritten by the persons mentioned therein; B) That all requirements set forth by the General Law of
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC No. 52 IN AND FOR SALTILLO DISTRICT, State of Coahuila de Zaragoza>

Maria Elena Guadalupe Orozco Aguirre, Esq.
NOTARY PUBLIC No. 52
In and for Saltillo, Coahuila, Mexico
Business Corporations and in the By-Laws of the Corporation have been complied with; C) That the capacity under which and the powers granted upon such special delegate have not been revoked, limited or modified in any manner whatsoever; D) That his principal is recorded before the Federal Taxpayers Registry of the Ministry of Treasury and Public Credit under number: ASE-980609-6Q4; E) That his principal is recorded before the National Registry of Foreign Investments without telling the undersigned under which number; F) That since the shareholders of the corporation in question are of foreign nationality, I have warned the appearing party that he must give the corresponding notice within the term set forth in the applicable fiscal laws; G) That his principal has legal capacity.
In compliance with the resolutions adopted by the General Extraordinary Meeting of Shareholders of ALCOA SERVICIOS, S.A. DE C.V., the Special Delegate thereof Mr. JESUS HECTOR OROZCO CORTES hereby grants the following:
CLAUSE
ONLY.- FORMALIZATION.- By means of this instrument any and all resolutions adopted at the General Extraordinary Meeting of Shareholders of ALCOA SERVICIOS, S.A. DE C.V., are duly notarized and formalized, which meeting was held at the corporate address of the corporation on November seven (7), two thousand seven (2007) which has been transcribed in full in Chapter Third of the Backgrounds hereof, which is herein incorporated by reference.
PERSONAL DATA
Mr. Jesús Héctor Orozco Cortés stated to be a Mexican citizen, born in Ciudad Parras de la Fuente, Coahuila, being of legal age, married, practicing his profession, having his address at Carmen Aguirre de Fuentes N° 451 Planta Baja, Zona Centro in this city of Saltillo, Coahuila.
CERTIFICATION:
I, THE NOTARY PUBLIC HEREBY CERTIFY AND ATTEST:
A).- That I have identified myself before the appearing party as a Notary Public, who is personally known to me and who has identified by means of the identification a copy of which is attached to the schedule of this instrument, bearing his name, signature and picture, and who in my opinion has full legal capacity to enter into this deed, since there is
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC No. 52 IN AND FOR SALTILLO DISTRICT, State of Coahuila de Zaragoza>

Maria Elena Guadalupe Orozco Aguirre, Esq.
NOTARY PUBLIC No. 52
In and for Saltillo, Coahuila, Mexico
no evidence of any incapacity and since there is no indication that he is subject to any incapacity.
B).- That the transcript contained in this Instrument concerning the Minutes that are being Notarized and the corresponding List of Attendance are true and correct copies of the original which I have seen, and shall become part of the Schedule of the Records of this office for this year to be recorded under the number of this Notarial Instrument.
C).- That according to the applicable fiscal laws, the shareholders residing abroad are exempted from being recorded in the Federal Taxpayers Registry since the corporation is obliged to submit the corresponding information before the competent fiscal authorities within the first quarter of each fiscal year, as to anything regarding the corporate name, address, residence and tax identification number of the shareholders of the corporation residing abroad.
D).- That the appearing party grants this Instrument as his own deed, free of any coercion or violence and hereby ratifies that the contents hereof are the true intention of his principals.
E).- That I have read this instrument to the appearing party informing him of his right to read it by himself, and that I have oriented and explained him the value and legal scope hereof, expressing his conformity with this instrument by conforming, ratifying and signing the same before me for all legal purposes that may apply and for due evidence.
F).- That according to provisions of Article thirty two (32) of the Notarial Law of the State of Coahuila, it is hereby certified that this notarial instrument was signed on the date mentioned before. I ATTEST. GRANTOR: ALCOA SERVICIOS, S.A. DE C.V. HEREIN REPRESENTED BY MR. JESUS HECTOR OROZCO CORTEZ, SPECIAL DELEGATE OF THE GENERAL EXTRAORDINARY MEETING OF SHAREHOLDERS HELD AT THE CORPORATE ADDRESS OF THE CORPORATION ON NOVEMBER 7, 2007.- SIGNATURES.- GRANTED BEFORE ME MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC N° 52. AUTHORIZING SEAL AND SIGNATURE.
FINAL AUTHORIZATION
In the city of Saltillo, Coahuila, on this day November thirteenth (13th), two thousand seven (2007), the foregoing minutes were authorized since all requirements set forth by the Law for deeds of this nature have been met, and since such minutes are duly signed
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC No. 52 IN AND FOR SALTILLO DISTRICT, State of Coahuila de Zaragoza>

Maria Elena Guadalupe Orozco Aguirre, Esq.
NOTARY PUBLIC No. 52
In and for Saltillo, Coahuila, Mexico
and sealed.- I ATTEST.- MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC N° 52.- AUTHORIZING SEAL AND SIGNATURE.
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC No. 52 IN AND FOR SALTILLO DISTRICT, State of Coahuila de Zaragoza>

Maria Elena Guadalupe Orozco Aguirre, Esq.
NOTARY PUBLIC No. 52
In and for Saltillo, Coahuila, Mexico
INSERT:
In compliance with provisions of Article 3,008 of the Civil Code of the State of Coahuila de Zaragoza and relative article 2,554 of the Federal Civil Code in force, such article is hereinafter transcribed:
“”ARTICLE 3,008 OF THE
CIVIL CODE OF THE
STATE OF COAHUILA DE ZARAGOZA:
In the general powers of attorney for lawsuits and collections, it shall be sufficient to state that it is granted with all general and special powers, including those powers which according to the law require a special clause, to be deemed as granted without limitation whatsoever.
In the General Powers of attorney for administration of property, it shall be sufficient to state that they are granted with such character in order for the attorney-in-fact is authorized for any kind of administrative powers.
In the General Powers of attorney for acts of domain it shall be sufficient to state that they are granted with such character in order for the attorney-in-fact to have all faculties as owner, either in connection with the property and to carry out any kind of actions to prevent them.
Whenever the powers of attorneys-in-fact shall be limited in any of the three cases above-mentioned, the limitations shall be stated within the power of attorney granted or the power of attorney shall be special.
The notaries shall insert the text of this article within the deeds of the powers of attorney granted.
ARTICLE 2,554 OF THE
FEDERAL CIVIL CODE
In the general powers of attorney for lawsuits and collections, it shall be sufficient to state that it is granted with all general and special powers, including those powers which according to the law require a special clause, to be deemed as granted without limitation whatsoever.
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC No. 52 IN AND FOR SALTILLO DISTRICT, State of Coahuila de Zaragoza>

Maria Elena Guadalupe Orozco Aguirre, Esq.
NOTARY PUBLIC No. 52
In and for Saltillo, Coahuila, Mexico
In the General Powers of attorney for administration of property, it shall be sufficient to state that they are granted with such character in order for the attorney-in-fact is authorized for any kind of administrative powers.
In the General Powers of attorney for acts of domain it shall be sufficient to state that they are granted with such character in order for the attorney-in-fact to have all faculties as owner, either in connection with the property and to carry out any kind of actions to prevent them.
Whenever the powers of attorneys-in-fact shall be limited in any of the three cases above-mentioned, the limitations shall be stated within the power of attorney granted or the power of attorney shall be special.
The notaries shall insert the text of this article within the deeds of the powers of attorney granted.””
DOCUMENTS ATTACHED AS SCHEDULE
).- Attached to the Schedule of this instrument is the Minutes of the General Extraordinary Meeting of Shareholders and the corresponding list of attendance of ALCOA SERVICIOS, S.A. DE C.V., dated November seven (7), two thousand seven (2007),
THIS IS THE FIRST NOTARIAL CERTIFIED COPY AND IT IS A TRUE AND CORRECT COPY OF THE ORIGINAL WHICH IS FILED IN THE RECORDS OF THIS OFFICE FOR TWO THOUSAND SEVEN, THE PAGES OF WHICH ARE PROTECTED WITH NOTARIAL STAMPS WHICH MAY OR MAY NOT BE CONSECUTIVELY NUMBERED. THIS INSTRUMENT IS ISSUED FOR ANY USES ALCOA SERVICIOS, S.A. DE C.V., MAY DEEM PERTINENT, ON THIS DAY NOVEMBER THIRTEENTH (13th), TWO THOUSAND SEVEN (2007).- I ATTEST.
/S/

MARIA ELENA G. OROZCO AGUIRRE, Esq.
NOTARY PUBLIC N° 52
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC No. 52 IN AND FOR SALTILLO DISTRICT, State of Coahuila de Zaragoza>

Maria Elena Guadalupe Orozco Aguirre, Esq.
NOTARY PUBLIC No. 52
In and for Saltillo, Coahuila, Mexico
Ministry of the Interior
Public Registry
Saltillo Office
Government of Coahuila

EXECUTIVE POWER
PUBLIC REGISTRY	CERTIFICATE OF REGISTRATION
THIS IS TO CERTIFY THAT THE DEED DESCRIBED HEREIN HAS BEEN RECORDED UNDER ELECTRONIC COMMERCIAL FOLIO No. 26269*2

Internal Control	Priority Date
6	NOVEMBER / 20 / 2007

Registration History:	Tax ID N° / Serial Number:
ITEM 2963 BOOK 3 SECTION III 09/11/2002 DUE TO CHANGE OF ADDRESS TO SALTILLO
Corporate name
ALCOA SERVICIOS, S.A. DE C.V.
Encumbrances as of:

Folio ID	Deed	Description	Date Registered	Registration
26269 2	M2 Extraordinary Meeting 1		11-28-2007	1
Registration Rights

Date NOVEMBER 20, 2007 Amount $1,410.00 Subsidy $.00	Receipt of Payment No.: 297453247

THE SECRETARY OFFICE	THE DIRECTOR REGISTRAR

/S/	/S/
MS. MA. IVONNE GARCIA RODRIGUEZ	MR. GUSTAVO ADOLFO GONZALEZ RAMOS
/S/
MS. ANA CLAUDIA LOPEZ CHARLES
Qualifying Attorney
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC No. 52 IN AND FOR SALTILLO DISTRICT, State of Coahuila de Zaragoza>

Maria Elena Guadalupe Orozco Aguirre, Esq.
NOTARY PUBLIC No. 52
In and for Saltillo, Coahuila, Mexico
I, MARIA ELENA G. OROZCO AGUIRRE, Esq., Notary Public N° FIFTY TWO (52) duly commissioned for the Notarial District of Saltillo, State of Coahuila de Zaragoza, HEREBY CERTIFY: That this is a PHOTOCOPY identified by the seal of my office and by my initials, and it is a true and correct copy of its original as duly confronted and compared by me. THIS IS CERTIFIED according to provisions of Articles 9, Section II and 67 of the Notarial Law. Saltillo, Coahuila, on November twenty eight (28), two thousand seven (2007). I ATTEST.
/S/
MARIA ELENA G. OROZCO AGUIRRE, Esq.
NOTARY PUBLIC N° 52
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. MARIA ELENA G. OROZCO AGUIRRE, Esq., NOTARY PUBLIC No. 52 IN AND FOR SALTILLO DISTRICT, State of Coahuila de Zaragoza>

Ana Patricia Bandala Tolentino
Notary Public No. 195 in and for Mexico City, Federal District

19,513	HAVV/ATG/scm.V.452.
NOTARIAL INSTRUMENT ONE THOUSAND FIVE HUNDRED THIRTEEN. F.31833
     AT MEXICO CITY, FEDERAL DISTRICT, on June fifth, nineteen ninety eight, I ANA PATRICIA BANDALA TOLENTINO, Notary Public number one hundred ninety five in and for Mexico City, Federal District, hereby certify THE INCORPORATION OF THE CORPORATION granted by:
     “ALUTODO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE and “H-C INDUSTRIES DE MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, both herein represented by Mr. Ramiro Toledo Ramírez, under the following Articles:
ARTICLE FIRST
     The above mentioned corporations, through their representative above named hereby incorporate a Mexican Business Corporation <Sociedad Anónima de Capital Variable> to be named “ALCOA SERVICIOS”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE.
ARTICLE SECOND
     The initial minimum capital stock of the Corporation is in the amount of FIFTY THOUSAND MEXICAN PESOS, fully subscribed and paid in by the incorporators in cash, as follows:

SHAREHOLDER	SHARES	AMOUNT
“ALUTODO” SOCIEDAD ANONIMA	49,999	$49,999.00
DE CAPITAL VARIABLE
(FORTY NINE THOUSAND NINE HUNDRED NINETY-NINE SHARES)
(FORTY NINE THOUSAND NINE HUNDRED NINETY-NINE MEXICAN PESOS)
“H-C INDUSTRIES DE MEXICO”,	1	$1.00
SOCIEDAD ANONIMA DE CAPITAL VARIABLE
(ONE SHARE)
(ONE MEXICAN PESO)
TOTAL:	50,000	$50,000.00
TOTAL SHARES: FIFTY THOUSAND
TOTAL SUBSCRIBED AND PAID IN CAPITAL STOCK: FIFTY THOUSAND MEXICAN PESOS
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

ARTICLE THIRD
     The capital stock referred to in the preceding ARTICLE has been fully paid by incorporators in cash; and the appearing party recites that he is delivering the capital amount established to be deposited in the Corporation cashier.
ARTICLE FOURTH
     Fiscal years shall run from January first to December thirty first of each year. Except for first fiscal year that will run from the execution date of this notarial instrument and will end on December thirty first, nineteen ninety eight.
ARTICLE FIFTH
     The Corporation so incorporated will be governed by the BY-LAWS submitted by the parties, which were approved and executed by them and which I attach to the Appendix hereto as exhibit “ONE” in ten pages.
ARTICLE SIXTH
     The incorporators of “ALCOA SERVICIOS”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, through its above named representative, considering the execution of this instrument as its first General Ordinary Meeting of Shareholders, by unanimous vote,
R E S O L V E D
     I. That the corporation will be managed by a Sole Administrator and for such purposes, Mr. RAMIRO TOLEDO RAMÍREZ is hereby appointed as such, his term of office will be indefinite and will be granted all powers under the terms of law and the by-laws conferred upon a sole administrator.
     II. To designate Mr. JAVIER MARTÍNEZ DEL CAMPO LANZ and CYNTHIA RENEE BOUCHOT PRECIAT as the Secretary and Alternate Secretary of the Corporation, respectively.
     III. To designate Mr. CARLOS ARREOLA ENRÍQUEZ as Examiner of the Corporation:
     IV. That both the Sole Administrator and the Examiner above designated shall not be required to grant a bond to perform their duties.
     V. To grant in favor of Messrs. JAVIER MARTÍNEZ DEL CAMPO LANZ, MANUEL ROMANO MIJARES, PEDRO SANTAMARINA NORIEGA, IGNACIO GÓMEZ MORÍN, GERARDO BACELIS SOTOMAYOR, MARÍA TERESA GÓMEZ FERNÁNDEZ DEL CASTILLO, CYNTHIA RENEE BOUCHOT PRECIAT, LILIANA ARENAS MUÑOZ, PALMIRA CAMARGO RUÍZ-GODOY, CECILIA PARDO RINCÓN GALLARDO, ENRIQUE
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

ÁVILA DEL CASTILLO and ALEJANDRO VELASCO MANZANO, the following powers and authority to act on behalf of the Corporation in any judicial or extrajudicial actions:
     A) A GENERAL POWER OF ATTORNEY for acts of administration, under the terms of second paragraph, article two thousand five hundred fifty four of Civil Code for Mexico City, Federal District and relative articles of the Civil Codes of the States of the Mexican Republic;
     B) A GENERAL POWER OF ATTORNEY for lawsuits and collections, to be exercised indistinctly by any of the attorneys-in-fact, under the terms of first paragraph, article two thousand five hundred fifty four of Civil Code for Mexico City, Federal District and relative articles of Civil Codes of the States of the Mexican Republic, to act on behalf of the Company before any federal, state or municipal judicial, tax, administrative or labor authority, including without limitation to decentralized public entities, the Conciliation and Arbitration Boards, fiscal courts and the Federal Consumer Protection Agency, and before arbitrators and arbitrators, with all the powers and special powers to be set forth under the law, without any limitation whatsoever, including those referred to in article two thousand five hundred eighty seven of Civil Code for Mexico City, Federal District and relative articles of the Civil Codes of the States of the Mexican Republic; to answer and make interrogatories, challenge, compromise to arbitration, settle and enter into judicial agreements, to initiate and desist from any proceedings, even from the ‘amparo’ lawsuit, to initiate any kind of lawsuits and remedies, to auction and accept awards regarding property, to agree with court resolutions, to file and ratify lawsuits, complaints and criminal accusations, to act as a co-party of the Attorney General, to desist from complaints and grant pardons.
     C) A POWER OF ATTORNEY to act on behalf of the Corporation as EMPLOYER under the terms of article eleven of the Ley Federal del Trabajo <Federal Labor Law> in force and in their capacity as legal and employer representatives of the Corporation, the attorneys-in-fact are authorized to act indistinctly before worker unions with whom the Corporation enters into collective bargaining agreements and for any effects regarding collective conflicts; the attorneys-in-fact may act before workers personally considered and for any effects regarding individual conflicts and, in general, for any worker-employer matters and before labor and social welfare authorities referred to in article five hundred twenty three of the Federal Labor Law; the attorneys-in-fact are authorized to appear before Local or Federal Conciliation and Arbitration Boards; consequently, they may act as employer for the purposes of articles eleven, forty six, forty
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

seven and as legal representatives of the Corporation with the purpose to prove their authority and capacity within or without trials, under the terms of article six hundred ninety two, second and third sections; the attorneys-in-fact may appear to submit confessional evidence under the terms of articles seven hundred eighty seven and seven hundred eighty eight of the Federal Labor Law, with powers to answer and make interrogatories and submit confessional evidence in all its parts; the attorneys-in-fact may designate domiciles for correspondence under the terms of article eight hundred sixty six of the Law; they may appear as legal representatives with all sufficient powers to hearing set out in article eight hundred seventy three in the three conciliation stages, lawsuit and exception and evidence offering and admission, under the terms of articles eight hundred seventy five, eight hundred seventy six, sections first and sixth, eight hundred seventy seven, eight hundred seventy eight, eight hundred seventy nine and eight hundred eighty; the attorneys-in-fact may also attend the hearing to submit evidence under the terms of articles eight hundred seventy three and eight hundred seventy four; likewise the attorneys-in-fact are authorized to propose conciliation settlements, to enter into transactions, to make any type of decisions, negotiate and execute labor agreements and act as representatives of the Corporation as administrators, regarding and for any kind of labor lawsuits and procedures initiated with any authority. Likewise, the attorneys-in-fact may carry out labor agreements and rescind them and appear before the Instituto Mexicano del Seguro Social <Mexican Social Security Institute>, the Fondo Nacional para el Consumo de los Trabajadores <National Workers’ Consumption Fund>.
     D) AUTHORIZATION To open and cancel banking accounts in the name of the Corporation with domestic or foreign credit institutions and draw cheques against such accounts, and designate the persons authorized to draw against the said accounts.
     E) A POWER OF ATTORNEY to grant, subscribe, endorse and negotiate in any manner with negotiable instruments under the terms of Article Nine of the General Negotiable Instruments and Credit Operations Law.
     F) The attorneys-in-fact are authorized to substitute all or part of the powers conferred upon them hereunder, but they shall retain for themselves the general exercise of such powers and they are authorized to revoke any general or special powers.
     VI.- To grant to Mrs. ADRIANA ACEVES PADILLA, the following powers:
     A) A SPECIAL POWER OF ATTORNEY to draw cheques against the Corporation banking accounts; and
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

     B) A SPECIAL POWER ATTORNEY as to the purpose but a general power of attorney as to the powers and without any limitation whatsoever as to the powers conferred upon, so that the attorney-in-fact as the legal representative of “ALCOA SERVICIOS”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE is authorized to carry out all acts necessary before all type of federal or state tax authorities, including without limitation the following powers: to carry out any formalities before the Secretaría de Hacienda y Crédito Público <Ministry of Treasury and Public Credit>, the Federal Taxpayers Service, the Padrón de Importadores del Gobierno Federal <Federal Government Importers Registry>, the Mexican Social Security Institute, the Instituto del Fondo Nacional para la Vivienda de los Trabajadores <National Workers Housing Fund Institute>, the Sistema de Ahorro para el Retiro <Retirement Savings System>; to comply with any kind of requirements and, in general, to carry out any formalities or action related to such matters.
P E R M I T
     The Secretaría de Relaciones Exteriores <Ministry of Foreign Affairs> issued on May seventh, nineteen ninety eight a permit number “09017338”, file number “9809016963” that I am attaching to the Appendix hereto as exhibit “TWO”, which provides for the condition that the articles of incorporation shall contain a foreigner shareholder exclusion clause, under the terms of Article thirty or the agreement set forth in Article thirty one, both of the Regulations to the Ley para Promover la Inversión Mexicana y Regular la Inversión Extranjera <Law to Promote Mexican Investment and Regulate Foreign Investment>, therefore to comply with such provision, the appearing party agrees:
     “Any foreigner who at the incorporation act or thereafter may acquire an interest or partnership interests in the corporation, agree with the Ministry of Foreign Affairs of the United Mexican States to be considered as nationals regarding the said interests, as well as any goods, rights, concessions, participations or partnership interests or interest hold by the corporation, or any rights and obligations resulting under any agreements to which the corporation is a party and entered into with the Mexican authorities and not to invoke for such reason the protection of their Government, subject to the loss of such partnership interests to the benefit of Mexican Nation.”
C A P A C I T Y
     Mr. Ramiro Toledo Ramírez proves his capacity as follows:
     A) AS THE REPRESENTATIVE OF “ALUTODO” SOCIEDAD ANONIMA DE CAPITAL VARIABLE.- By means of a notarial instrument number three hundred twenty
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

three, dated April twenty fourth, nineteen ninety six, granted before Mr. Fernando Manuel Ramos Arias, Esq., Notary Public number twenty one in and for the Municipality of Zapopan, Jalisco, recorded on following May twentieth with Public Registry of Property and Commerce of the City of Guadalajara, Jalisco, Mexico, under number three hundred twenty three, book six hundred four, First Book of Registry of Commerce, under which “ALUTODO” SOCIEDAD ANONIMA DE CAPITAL VARIABLE”, therein represented by Mr. Celso Sardelli, conferred upon him, among other powers, a general power of attorney for acts of administration and a power of attorney to grant and subscribe negotiable instruments.
     Such notarial instrument, with the corresponding information and insertions contained therein, the legal existence and capacity of grantor corporation were proved (its domicile is the City of Guadalajara, Jalisco, Mexico; duration ninety nine years from August thirteenth, nineteen ninety two; fixed minimum capital in the amount of fifty million Mexican Pesos (currently fifty thousand Mexican Pesos), and the activities of corporate purposes, among others, are: the purchase, sale, transformation, distribution and general trade of all kind of metallic and non-metallic products), as well as the authority and powers of grantor.
          B) AS THE REPRESENTATIVE OF “H-C INDUSTRIES DE MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE.- By means of a notarial instrument number eleven, dated February seventeenth, nineteen ninety five, granted before Mr. Valeriano Valdés Valdés, Esq., Notary Public number twenty in and for the City of Saltillo, Coahuila, Mexico, without providing the undersigned with recording data, thus “H-C INDUSTRIES DE MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE therein represented by its Chief Executive Officer, Mr. Jorge Pablo San Pedro Gutiérrez, conferred upon him, among other powers, a general power of attorney for acts of administration and a power of attorney to grant and subscribe negotiable instruments.
     Such notarial instrument, with the corresponding information and insertions contained therein, the legal existence and capacity of grantor corporation were proved (its domicile is the City of Saltillo, Coahuila, Mexico; duration ninety nine years from January twentieth, nineteen ninety two; fixed minimum capital in the amount of ten million Mexican Pesos (currently ten thousand Mexican Pesos), and the activities of corporate purposes, among others, are: the purchase, sale, import and export of all kind of covers, caps and plugs), as well as the authority and powers of grantor.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

     C E R T I F Y: 1.- That the appearing party identified himself with the undersigned Notary Public with the document mentioned in his personal data, and in my opinion he has legal capacity to carry out this deed; 2.- That the appearing party states that his respective representatives have legal capacity and that the powers granted to him have not been revoked or limited; 3.- That HIS PERSONAL DATA are: Mexican, born in Espinal, Oaxaca, Mexico, on February first, nineteen fifty five, married, public accountant, domicile: Polinesia six hundred and eighty two, colonia Oceanía, Saltillo, Coahuila, Mexico, in transit by this city to execute this instrument and identifies himself with a Type “A” driver license, issued by the competent authority of the State of Coahuila, that before this day I had under sight and a photocopy of which, duly certified by the undersigned as compared to the original, I attach to the Appendix hereto as Exhibit “THREE”; 4.- That the said information and insertion is true copy from the original documents I had under sight; 5.- That I entirely read this notarial instrument to the appearing party and explained the value and legal consequences of such instrument; and 6.- Once the appearing party was aware on the contents hereof and ratified it as his agreement, and granted it by his signature on the following twentieth day, this deed that I DO AUTHORIZE. I ATTEST.
     (Personal signature of Mr. RAMIRO TOLEDO RAMIREZ, Public Accountant).
     (P. Bandala (signature).
     (Authorizing seal).
ARTICLE 2554 OF CIVIL CODE.- “In the general powers of attorney for lawsuits and collections, it shall be sufficient to state that it is granted with all general and special powers, including those powers which according to the law require a special clause, to be deemed as granted without limitation whatsoever.
In the general powers of attorney for administration of property, it shall be sufficient to state that they are granted with such character in order for the attorney-in-fact is authorized for any kind of administrative powers.
In the general powers of attorney for acts of domain it shall be sufficient to state that they are granted with such character in order for the attorney-in-fact to have all faculties as owner, either in connection with the property and to carry out any kind of actions to prevent them.
Whenever the powers of attorneys-in-fact shall be limited in any of the three cases above-mentioned, the limitations shall be stated within the power of attorney granted or the power of attorney shall be special.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

The notaries shall insert the text of this article within the deeds of the powers of attorney granted.”
APPENDIX DOCUMENTS
“ONE”
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

BY-LAWS
CHAPTER I
NAME, DOMICILE, DURATION, CORPORATE PURPOSES, NATIONALITY AND JURISDICTION
     FIRST.- NAME.- The corporation name shall be ALCOA SERVICIOS, to be followed by the words “Sociedad Anónima de Capital Variable” or its abbreviation by initials “S.A. de C.V.”
     SECOND.- DOMICILE.- The address of the Corporation is Mexico, Federal District, but the Corporation may establish any branches and agencies and carry out operations in any other place within the Mexican Republic or abroad and may establish domiciles for correspondence without this to be deemed as change of corporate address.
     THIRD.- DURATION.- The duration of the Corporation is for an indefinite term.
     FOURTH.- CORPORATE PURPOSES.-
     The corporate purposes are the following:
     a) To Act as an agent, mediator, commissioner, attorney in fact or otherwise as a representative of any kind of entities or individuals.
     b) To supply and receive all kind of technical, administrative or any other services.
     c) To purchase, sell, import, export, store, distribute and deliver equipment, spare parts, components, products, raw material and any other goods.
     d) To apply for, obtain, encumber and exploit all type of licenses as may be required to carry out its activities and negotiate with such licenses in any case permitted by law.
     e) To lease, sub-lease, use, possess, acquire, sell, encumber and operate under any agreement or manner all type of real estate or personal property; including shops, warehouses, offices and other facilities, including the acquisition of goods or rights in rem.
     f) To grant and take loans in money with or without a security.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

     g) To guarantee third party obligations, upon prior authorization by the Board of Directors, but such authorization will not be required to guarantee obligations of those companies or entities where the Corporation owns directly or indirectly more than fifty percent (50%) of voting rights.
     h) To acquire, use, register, license, exploit and otherwise negotiate with trademarks, trade names, patents, copyrights or any other industrial or intellectual property rights.
     i) In general, to carry out all type of acts and enter into all type of agreements and covenants permitted by law.
     FIFTH.- NATIONALITY.- The Corporation is organized under the laws of Mexican Republic and is of Mexican nationality. Current or future foreign shareholders of the Corporation agree with the Ministry of Foreign Affairs to be considered as nationals regarding the shares they acquire in the Corporation and not to invoke for such reason the protection of their Government, subject to the loss of such shares to the benefit of Mexican Nation.
     SIXTH.- JURISDICTION.- The commercial laws will be applicable as to anything regarding the construction and compliance with these By-laws. It shall be deemed that the Corporation, its shareholders, directors and officers expressly agree to be subject, in any case, to the jurisdiction of competent courts of Mexico City, Federal District.
CHAPTER II

CAPITAL STOCK AND SHARES
     SEVENTH.- CAPITAL STOCK AMOUNT.- The capital stock of the Corporation will be variable with fixed minimum in the amount of Fifty thousand Mexican Pesos and 00/100 (Mex$50,000.00) represented by ordinary, registered shares, One Mexican Peso and 00/100 (Mex$1.00) par value each, and unlimited maximum capital. Capital stock may be increased by future contributions of shareholders or admission of new shareholders or reduced by partial or total withdrawal of such contributions.
     EIGHTH.- SHARES.- Minimum fixed and variable capital stock will be represented by ordinary, registered shares. All the shares of the Corporation may be subscribed or acquired indistinctly by Mexican or foreign individuals or corporations, except for foreign governments and sovereigns.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

     Scripts and certificates of share shall contain the above-mentioned provision. Any action carried out contravening this provision will be null and void.
     NINTH.- RIGHTS AND OBLIGATIONS.- All shares shall have the same value and confer same rights and obligations to holders.
     For each share held, holder will be entitled to cast one vote at the Meetings of Shareholders.
     TENTH.- SCRIPTS AND CERTIFICATES OF SHARE.- Scripts and certificates of share will represent all shares of capital stock. Such scripts and certificates shall contain the text of Fifth and Eighth Clauses of these By-laws; and shall comply with any requirements under the terms of article one hundred twenty five of the Ley General de Sociedades Mercantiles <General Business Corporations Law> and shall be signed by the Sole Administrator or, if any, by two directors. The signatures of such persons may be by facsimile, provided that such signatures are recorded with Public Registry of Commerce of the corporate address. The certificates of share shall be accompanied by consecutive numbered coupons.
     ELEVENTH.- STOCK RECORD BOOK AND CAPITAL VARIATIONS RECORD BOOK.- The Corporation shall keep a Shares Registry to register all operations regarding subscription or acquisition of shares, indicating the names, addresses and nationality of assignor and assignee shareholders. The Corporation shall be entitled to treat the holder of record of any shares of capital stock of the Corporation as the holder in fact thereof.
     The Corporation shall keep a Capital Variations Record Book under the terms of article two hundred nineteen of the General Business Corporations Law.
     TWELFTH.- CAPITAL INCREASES.- All increases to minimum fixed capital stock shall be authorized by an Extraordinary Meeting of Shareholders. Any increase to variable portion of capital stock shall be authorized by resolution of the Ordinary Meeting of Shareholders.
     In case of increase to capital stock, the shareholders will have a preemptive right to subscribe the new shares issued, in proportion to the number of shares they hold, in accordance with following rules:
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

     a) The subscription of shares upon declaring a capital increase, will be made in accordance with the procedures established by the Meeting of Shareholders approving the increase in question, in accordance with applicable laws.
     b) The Corporation will publish, if any, a notice in the Official Gazette of the Federation and will send a notice by fax and certified mail acknowledgement receipt required (via airmail in case of shareholders residing abroad) to shareholders recorded in the Stock Record Book of the Corporation. Shareholders shall exercise their preemptive rights within the time set forth in such notice, which in no case may be lower than thirty days.
     c) The shares that are not subscribed in accordance with the procedure above established will be offered according to instructions of the Board of Directors of the Corporation, provided that the shares in question may not be offered under more favorable terms than those offered to the shareholders of the Corporation.
     THIRTEENTH.- CAPITAL REDUCTIONS.- All reduction to capital stock shall be made in accordance with the procedures established by the Meeting of Shareholders approving such increase, that will be an Ordinary Meeting in case of reduction to variable portion and an Extraordinary Meeting in the case of reduction to minimum fixed portion. Such reduction shall be made in proportion to shareholders equity interest in capital stock.
CHAPTER III

MEETINGS OF SHAREHOLDERS
     FOURTEENTH.- HOLDING OF MEETINGS.- The Meeting of Shareholders is the supreme governing body of the Corporation. The Meetings of Shareholders will be held at the corporate address. The Annual Ordinary Meeting of Shareholders will be held within the four months following the closing of each fiscal year. Except in the cases provided for in the General Business Corporations Law, the Ordinary and Extraordinary Meetings will be held whenever they are called by the Sole Administrator or, if any, by the Board of Directors, the Examiner or any shareholders or group of shareholders holding at least thirty three percent of shares of capital stock.
     FIFTEENTH.- NOTICE OF MEETING; RESOLUTIONS WITHOUT A MEETING.- The notice of Meetings of Shareholders will be published in the Official Gazette of the Federation or in any major circulation newspaper of the corporate address, at least fifteen calendar days before the date fixed by the Meeting. The notice will indicate the place, date
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

and time of the Meeting, containing the Agenda and will be signed by the person calling the Meeting. The notices will be sent via fax, telex or telegram to shareholders residing abroad and confirmed in writing by certified airmail.
     The Meeting of Shareholders may be duly held even if the notice is not published, if holders of all shares of capital stock of the Corporation are present or represented thereat. The resolutions taken at the Meetings of Shareholders shall be valid if at the time of voting most of all the shares are represented.
     Shareholders representing all outstanding shares of capital stock may adopt resolutions by unanimous vote without a Meeting of Shareholders. Such resolutions shall be as effective as if adopted at a Meeting of Shareholders, provided that they are confirmed in writing and signed by such shareholders.
     SIXTEENTH.- ADMISSION TO MEETINGS.- To be admitted to the Meetings, shareholders shall be duly registered as such in the Stock Record Book that the Corporation will keep under the terms of Article one hundred twenty eight of the General Business Corporation Law.
     SEVENTEENTH.- ATTENDING THE MEETINGS BY PROXY.- Shareholders may authorize other persons to act for him by proxy duly designated in a general or special power of attorney, or by proxy signed before two witnesses. The members of the Board of Directors, the Sole Administrator, if any, the Examiners and the Chief Executive Officer of the Corporation may not act as proxies of shareholders at the Meetings.
     EIGHTEENTH.- CONDUCT OF MEETINGS.- The Meetings shall be presided over by the Sole Administrator or, if any, by the Chairman of the Board of Directors or by the officer authorized to substitute the Chairman; otherwise, the Meeting shall be presided over by the person designated by majority vote of those present. The Secretary of the Board of Directors, or in the absence of the Secretary, any other person designated by majority vote of shareholders present thereat, will act as Secretary of the Meeting. The Chairman shall designate one or more scrutineers among those present to determine the existence or non-existence of quorum.
     NINETEENTH.- QUORUM AND VOTE, ORDINARY MEETINGS.- The Ordinary Meetings of Shareholders will be deemed lawfully convened if in the original or adjourned Meeting, at least fifty percent (50%) of outstanding shares of capital stock are represented thereat.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

     The resolutions of the Ordinary Meetings whether original or adjourned, shall be valid if adopted by affirmative vote of shares representing the majority shares represented at the Meeting.
     The Ordinary Meeting, besides resolving on any increase or reduction to variable portion of capital stock and on any matters not reserved for the Extraordinary Meeting, may also discuss the following matters under the terms of Article one hundred eighty one of the General Business Corporation Law:
     a) To discuss, approve or amend the report of the Board of Directors or of the Sole Administrator, if any, referred to in Article 172 of the General Business Corporation Law, taking into account the report of Examiner and to take any decisions, as they may deem advisable.
     b) Election of the members of the Board of Directors or Sole Administrator, if any, and Examiner under the terms of Clauses Twenty Second and Twenty Ninth of these By-laws and determination of performance bond, if any, to be granted with the purpose to guarantee performance of duties; and
     c) Determination of compensation of Sole Administrator or of Directors, if any, and of Examiner.
     TWENTIETH.- QUORUM AND VOTE, EXTRAORDINARY MEETINGS.- The Extraordinary Meetings of Shareholders will be deemed lawfully convened if in the original meeting, at least seventy five percent (75%) of outstanding shares of capital stock are represented thereat. In case of an adjourned meeting for once or more times, at least fifty percent (50%) of outstanding shares of capital stock shall be represented thereat in order for the meeting to be deemed lawfully convened.
     The resolutions of the Extraordinary Meetings whether original or adjourned, shall be valid if adopted by affirmative vote of shares representing at least fifty percent (50%) of outstanding shares of capital stock.
     Extraordinary Meetings shall be authorized to resolve on the businesses set out in Article one hundred eighty two of the General Business Corporation Law.
     TWENTY FIRST.- MINUTES.- The minutes of all Meetings of Shareholders will be prepared and transcribed to the respective Minutes Book, mentioning any resolutions adopted thereat, the shareholder attendance list and number of shares represented. The
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

minutes of the Meetings will be signed by all those present at the Meeting in question or, if so authorized by those present at the Meeting, by the Chairman and the Secretary of the Meeting. A file for each Meeting will be prepared containing the documents corresponding to such Meeting.
CHAPTER IV

MANAGEMENT OF THE CORPORATION
     TWENTY SECOND.- ELECTION.- The business and affairs of the Corporation shall be managed by a Sole Administrator or the Board of Directors, as the Meeting of Shareholders may determine. In case a Board of Directors is designated, it will be comprised by an odd number of members as the Ordinary Meeting of Shareholders authorizing the election, may approve.
     The Ordinary Meeting of Shareholders will decide whether to designate Alternate members and if so, their number. In case a Board of Directors is designated, each Alternate member designated will act in substitution of any regular Directors designated.
     If a Board of Directors is designated and it is comprised by three or more Directors, each shareholder or group of shareholders representing twenty five percent (25%) of capital stock of the Corporation, will be entitled to elect one Director and, if any, the respective Alternate Director.
     TWENTY THIRD.- TERM OF OFFICE.- The term of office of the Sole Administrator or the Directors, if any, shall be for one year, and they may be re-elected for successive periods of one year and they shall keep office until their substitutes are designated and qualified, even if such designation is not carried out in time or until they are removed by shareholders, according to applicable law.
     TWENTY FOURTH.- OFFICERS.- If a Board of Directors is designated, the members of the Board shall elect a Chairman among its members.
     The Chairman of the Board of Directors shall keep office for the same period and under same conditions set out in Twenty Third Clause above. The Ordinary Meeting of Shareholders or, the Board of Directors, if any shall elect a Secretary who may have an Assistant Secretary and neither needs to be a Director. The Board of Directors or, the Sole Administrator, if any, may also designate one or more Vice Presidents, one Treasurer and
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

one or more Assistant Treasurers and any other offices as it may deem appropriate, who need not to be members of the Board.
     During temporary absence of the Chairman, his duties will be performed by his Alternate. If no Alternate Chairman is designated or in the absence of the latter, the Vice President or Vice Presidents who are also members of the Board, in the order of hierarchy, shall perform the duties and exercise the powers of the Chairman of the Board, unless otherwise provided for by the Board. In case of final absence of the Chairman, he will be substituted by a new elected chairman.
     During temporary absence of the Secretary, his duties will be performed by his Alternate and in the absence of both, by the person designated by the Meeting of Shareholders or the Board of Directors. In case of final absence of the Secretary, he will be substituted by a new elected secretary.
     The Vice President or Vice Presidents, the Secretary, the Treasurer, the Assistant Secretary(ies), the Assistant Treasurer(s) and other officers designated by the Board will act under the supervision of the Chairman and will perform the duties assigned to them by the Chairman or the Board of Directors.
     TWENTY FIFTH.- MEETINGS OF THE BOARD OF DIRECTORS.- If a Board of Directors is designated, the meetings of the Board will be called by the Chairman, the Secretary, the Examiner or any two Directors. The notice of meetings of the Board will be sent via fax, telegraph or telex, by mail (certified airmail in the case of Directors residing abroad) or by any other means assuring that the members of the Board will be notified, at least, five calendar days before the meeting.
     The meetings may be held without need of a call for meeting if all Directors or their respective alternate Directors are present thereat.
     The minutes of all Meetings of the Board of Directors will be prepared and transcribed to the respective Minutes Book of the Corporation. Such minutes shall mention the names of Directors who attended the meeting and any resolutions adopted thereat; the minutes will be signed by all those present or, if so authorized, by the Chairman and the Secretary of the Meeting.
     TWENTY SIXTH.- BOND; INDEMNIFICATION.- The Sole Administrator or the Directors, if any, of the Corporation shall not be obliged to guarantee performance of their duties, unless otherwise determined by the Meeting of Shareholders electing them, in such
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

a case, the bond granted will continue effective during the term of office and until the Ordinary Meeting of Shareholders authorizes the financial statements for fiscal years during which they performed their duties.
     The Corporation agree to indemnify, and hold each of the Directors, Sole Administrator, if any, and their alternates harmless against any loss, claim, damage, liability or expense (including reasonable attorneys’ fees), as a result of the performance of their duties except for any losses, claims, damages, liabilities or expenses as a result of gross negligence or bad faith on the part of the Director, Sole Administrator or Alternate member in question.
     The Corporation shall not be liable for any extra judicial agreement if it is entered into without prior written consent.
     In the case any action or procedure is initiated against any Director, the Sole Administrator or any assistance officer, demanding indemnification from the Corporation or, if any Director, the Sole Administrator or any assistance officer is notified on any likely claim that in the opinion of such Director, the Sole Administrator or assistance officer may result in the initiation of a legal action or procedure, such Director, the Sole Administrator or assistance officer, as the case may be, shall notify in writing as soon as possible the Corporation regarding such legal action or procedure or the existence of such claim. In the case any action or procedure is initiated against the Director, the Sole Administrator or assistance officer, the Corporation may assume the defense through the legal counsels of its choice (in such a case, the Corporation shall not be liable for the fees, costs and expenses of any other legal counsels hired by the Director, the Sole Administrator or assistance officer in question).
     TWENTY SEVENTH.- POWERS.-
     The Sole Administrator or the Board of Directors, if any, shall be granted the following powers:
     a) To administer the business, property and rights of the Corporation; a General Power of Attorney for Lawsuits and Collections to be exercised before any type of Federal, State or Municipal administrative, judicial and labor authorities or any other authorities, under the terms of three first paragraphs of Article 2554 of Civil Code for Mexico City, Federal District and relative articles of Civil Codes of the States of Mexican Republic, with all general powers, including the powers to be set forth according to law,
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

under the terms of Article 2587 of Civil Code for Mexico City, Federal District and relative articles of Civil Codes of the States of Mexican Republic, including without limitation the power to desist, to settle, to submit to arbitration, answer and make interrogatories, to challenge, make and receive payments, assign property, initiate the ‘amparo’ lawsuit and desist therefrom, to present or initiate criminal complaints and desist therefrom, to grant pardons, to act as a co-party of the Attorney General; and to issue, endorse, guarantee or otherwise subscribe negotiable instruments under the terms of Article 9 of the General Negotiable Instruments and Credit Operations Law.
     b) To elect the Chairman, Vice Chairman or Vice Chairmen and the Secretary of the Board of Directors, if any, as well as other officers of the Corporation.
     c) To grant and revoke general or special powers of attorney.
     d) To establish branches and agencies of the Corporation at any place within Mexico or abroad.
     e) To delegate, if any, to one or more members of the Board of Directors, the power to act in particular situations for which such powers are generally reserved to the Board.
     f) To call the Ordinary and Extraordinary Meetings of Shareholders.
     g) To open and cancel banking accounts in the name of the Corporation, to make deposits and draw cheques against such accounts, and designate the persons authorized to make deposits and draw against the said accounts.
     h) To execute and supervise the compliance with any resolutions adopted by the Meeting of Shareholders.
     i) In general, to carry out any actions as may be necessary or advisable to comply with the corporate purposes of the Corporations and for which the Board of Directors or the Sole Administrator, is authorized either under this instrument or under the law.
     TWENTY EIGHTH.- QUORUM AND VOTE; RESOLUTIONS WITHOUT A MEETING.- The meetings of the Board of Directors, if any, shall be valid if majority members are present thereat and their resolutions shall be valid if adopted by affirmative vote of Directors present thereat.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

     The Directors may adopt resolutions without a Meeting of the Board of Directors, provided that such resolutions are adopted by unanimous vote of the members of the Board. Such resolutions shall be as effective as if adopted at a Meeting of the Board of Directors, provided that they are confirmed in writing and signed by such Directors.
CHAPTER V

SURVEILLANCE
     TWENTY NINTH.- EXAMINERS’ ELECTION.- The surveillance of the Corporation will be in charge of an Examiner, who may have his respective alternate if so authorized by the Ordinary Meeting of Shareholders.
     THIRTIETH.- EXAMINER’S TERM OF OFFICE, DUTIES AND POWERS.- The Examiner shall hold office from the date of an Annual Ordinary Meeting of Shareholders to the following, unless he is previously removed by the Ordinary Meeting of Shareholders; he may be reelected for indefinite time and will remain in office until his substitute is qualified.
     THIRTY FIRST.- EXAMINERS’ POWERS AND OBLIGATIONS.- The Examiner’s powers and obligations are those referred to in Article 166 and any other applicable provisions of the General Business Corporations Law.
     THIRTY SECOND.- EXAMINERS’ BOND.- The Examiner and his alternate are not obliged to grant a bond to guarantee their duties, unless the Meeting of Shareholders electing them may determines so, in such a case the bonds granted shall continue effective until the Meeting of Shareholders approves the financial statements for fiscal years during which they performed their duties.
CHAPTER VI

FISCAL YEAR AND FINANCIAL STATEMENTS
     THIRTY THIRD.- FISCAL YEARS.- Fiscal years shall run from January first to December thirty first of each year.
     THIRTY FOURTH.- FINANCIAL STATEMENTS.- At closing of each fiscal year, the financial information will be prepared under the terms of Article 172 of the General Business Corporations Law, to be submitted with the Annual Ordinary Meeting of Shareholders for approval.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

     THIRTY FIFTH.- PROFIT SHARING.- After any legal deductions, including the payment of Income Tax and workers sharing profit of the Corporation, the Ordinary Meeting shall allocate five percent (5%) of net profit reflected in the Financial Statements for the legal reserve, until reaching twenty percent (20%) of capital stock; the remaining will be applied in the manner it may deem appropriate.
CHAPTER VII
DISSOLUTION AND LIQUIDATION
     THIRTY SIXTH.- DISSOLUTION.- The Corporation will be dissolved in any case provided for in Article two hundred twenty nine of the General Business Corporations Law.
     THIRTY SEVENTH.- LIQUIDATORS.- Once the Corporation is dissolved, the Extraordinary Meeting of Shareholders will designate one or more persons, as it may deem advisable for the Corporation liquidation, conferring upon such persons the powers and term of office.
     THIRTY EIGHTH.- LIQUIDATION.- Liquidators will proceed with liquidation of the Corporation, according to the rules established by the Extraordinary Meeting of Shareholders. Except for the instructions expressly given by the Extraordinary Meeting of Shareholders, the liquidation will be carried out in accordance with the following general rules:
     a) Conclusion of any pending businesses in the most favorable form as possible for shareholders.
     b) Sale of assets of the Corporation and application of proceeds for liquidation purposes.
     c) Collection of credits and payment of debts.
     d) Preparation of liquidation final balance to be submitted with the Extraordinary Meeting of Shareholders for discussion and approval.
     e) Distribution of remaining, if any, between shareholders in proportion of their equity interest in capital stock of the Corporation.
     THIRTY NINTH.- GENERAL PROVISIONS DURING LIQUIDATION.- During the liquidation period, the Extraordinary Meetings of Shareholders will be held in accordance with Chapter III of these By-laws and liquidators will be conferred upon the same powers
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

as during ordinary existence of the Corporation conferred upon the Sole Administrator or the Board of Directors. During the liquidation period, the Examiner and his alternate, if any, will continue carrying out their duties.
     FORTIETH.- REGISTRATION CANCELLATION. Once the liquidation is concluded, liquidators will cancel the registration of articles of incorporation and, if any, any amendments thereto with the Public Registry of commerce of the corporate address.
     THIS IS THE SECOND CERTIFIED COPY ISSUED TO “ALCOA SERVICIOS”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, AS THE INTERESTED PARTY, FOR MR. RAMIRO TOLEDO RAMÍREZ AS THE SOLE ADMINISTRATOR AND FOR MESSRS. JAVIER MARTÍNEZ DEL CAMPO LANZ, MANUEL ROMANO MIJARES, PEDRO SANTAMARINA NORIEGA, IGNACIO GÓMEZ MORÍN, GERARDO BACELIS SOTOMAYOR, MARÍA TERESA GÓMEZ FERNÁNDEZ DEL CASTILLO, CYNTHIA RENEE BOUCHOT PRECIAT, LILIANA ARENAS MUÑOZ, PALMIRA CAMARGO RUÍZ-GODOY, CECILIA PARDO RINCÓN GALLARDO, ENRIQUE ÁVILA DEL CASTILLO AND ALEJANDRO VELASCO MANZANO, AS ATTORNEYS-IN-FACT IN FIFTEEN PAGES, DULY COMPARED AND CORRECTED. MEXICO CITY, FEDERAL DISTRICT, ON JUNE, NINTH, NINETEEN NINETY-EIGHTH.- I ATTEST.
     /S/
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

<Emblem>
MINISTRY OF FOREIGN AFFAIRS
MEXICO

PERMIT: 09017338
FILE 9809016963
FOLIO 17541
     Per your request filed by Mr. ALEJANDRO VELASCO MANZANO, this Ministry hereby grants the permit to incorporate a corporation (S.A. de C.V.) under the name ALCOA SERVICIOS SA DE CV.
     This permit will be subject that the Articles of Incorporation includes a foreigner shareholder exclusion clause under the terms of Article 30 or the agreement set out in Article 31, both of the Regulations to the Law to Promote Mexican Investment and Regulate Foreign Investment.
     The Notary Public or Commercial Notary Public before whom this permit is used shall notify the Ministry of Foreign Affairs within 90 business days from the authorization date of the corresponding Notarial Instrument.
     The foregoing is notified under the terms of Articles 27, Section I of the Constitution of the United Mexican States, 15 of the Foreign Investment Law and under the terms of Article 28, Section V of the Organic Law of Federal Public Administration.
     This permit will not be longer effective if it is not used within 90 business days following the issuance date hereof and it is granted without preventing the provisions of Article 91 of the Ley de la Propiedad Industrial <Industrial Property Law>.
TLALTELOLCO, MEXICO CITY, FEDERAL DISTRICT, on May 07th, 1998.
EFFECTIVE SUFFRAGE. NO RE-ELECTION
THE DIRECTOR OF PERMITS. ART. 27
/S/
MR. JOSE FCO. CAMPOS GARCIA ZEPEDA, ESQ.
PA-1
132567
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

Gerardo Fco. Saavedra Silva
Commercial Notary Public No. 50 in and for the Federal District
PUBLIC INSTRUMENT No. ONE THOUSAND TWO HUNDRED SIXTY
In Mexico City, Federal District on this day April first, two thousand eight, I, GERARDO FRANCISCO SAAVEDRA SILVA, Commercial Notary Public number Fifty in and for Mexico City, Federal District, hereby certify the change of corporate name of ALCOA SERVICIOS, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE (a limited liability corporation) for CSI TECNISERVICIO, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE (a limited liability corporation), as a result of the formalization of the minutes of the meeting of partners of such corporation held on March thirty one, two thousand eight, which was held upon request of Mr. Juan Carlos Quintana Serur, acting in his capacity as delegate thereof, under the following whereas and clauses:
WHEREAS
ONE.- By means of notarial instrument number nineteen thousand five hundred thirteen, dated January twenty, nineteen ninety two, granted before Ana Patricia Bandala Tolentino, Esq., notary public number one hundred ninety five in and for Mexico City, Federal District, recorded before the Public Registry of the Federal District, under commercial folio number two hundred thirty five thousand fifty three, ALCOA SERVICIOS, SOCIEDAD ANONIMA DE CAPITAL VARIABLE (a business corporation) was incorporated having its corporate address in Mexico City, Federal District.
TWO.- By means of notarial instrument number six thousand four hundred sixty, dated May twenty three, two thousand two, granted before Francisco I. Hugues Vélez, Esq., notary public number two hundred twelve in and for Mexico City, Federal District, recorded before the Public Registry of Commerce of Federal District, under commercial folio number two hundred thirty five thousand nine hundred fifty three and recorded before the Public Registry of Commerce of Saltillo, Coahuila, under item two thousand nine hundred sixty three, book third, section CI, the change of corporate address of the corporation to the city of Saltillo, Coahuila was certified, as well as the resulting restatement of section two of the by-laws of the corporation.
THREE.- By means of notarial instrument number two hundred seventy nine, dated November thirteen, two thousand seven, granted before María Elena G. Orozco Aguirre,
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. GERARDO FRANCISCO SAAVEDRA SILVA, Esq., COMMERCIAL NOTARY PUBLIC No. 50 IN AND FOR MEXICO CITY, FEDERAL DISTRICT>

Gerardo Fco. Saavedra Silva
Commercial Notary Public No. 50 in and for the Federal District
PUBLIC INSTRUMENT No. ONE THOUSAND TWO HUNDRED SIXTY
Esq., notary public number fifty two in and for Saltillo, State of Coahuila, under commercial folio number, twenty six thousand two hundred sixty nine asterisk two, the transformation of the corporation into a SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE (a LIMITED LIABILITY CORPORATION), was certified, through the restatement of the entire contents of the by-laws of the corporation. Such notarial instrument, certifies that the name of the corporation is ALCOA SERVICIOS, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, having its address in Saltillo, Coahuila, a duration of ninety nine years counted from the date of incorporation, a minimum fixed portion of capital stock of three thousand Pesos, Mexican Currency, being the variable portion of capital stock unlimited, with a foreigner admission clause, and having as corporate purposes the following: 1.- To Act as agent, mediator, commission agent, attorney-in-fact or otherwise as representative of any kind of legal entity or individual; 2.- To provide and receive all kind of technical, administrative services or of any other nature; 3.- To request and obtain from the federal authorities all kind of exportation promotion programs, including without limitation the Program to Perform Manufacturing and Sub-Manufacturing Operations under any modality thereof and Sector Promotion Programs for the promotion and support of exportation, foreign trade and manufacturing and sub-manufacturing activities, including obtaining a registration as Highly Exporting Company (“ALTEX” as per its initials in Spanish ‘Empresa Altamente Exportadora’), as well as to obtain all authorized programs for companies with Programs for the Exportation Manufacturing Industry, according to the Executive Order for the Promotion of Manufacturing, In-Bond Manufacturing and Exportation Services Industry; 4.- To request and obtain from federal, state and/or municipal authorities, whether centralized or decentralized, including the Ministry of Treasury and Public Credit, all kind of authorizations, permits and renovations directly or indirectly related to the establishment of customhouse deposits; 5.- To maintain all kind of legal, trading and industrial relationships with individuals or legal entities to purchase, process, develop, supply, deposit, lease, sale, distribute, manufacture and assembly all kind of products or merchandise and the parts, accessories and components thereof; 6.- To provide administrative, technical counseling and services of any kind which are not limited under the Ley de Inversión Extranjera (Foreign Investment Law) in support of subsidiaries or affiliates; 7.- To hire
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. GERARDO FRANCISCO SAAVEDRA SILVA, Esq., COMMERCIAL NOTARY PUBLIC No. 50 IN AND FOR MEXICO CITY, FEDERAL DISTRICT>

Gerardo Fco. Saavedra Silva
Commercial Notary Public No. 50 in and for the Federal District
PUBLIC INSTRUMENT No. ONE THOUSAND TWO HUNDRED SIXTY
advertisement services for itself or its affiliates in Mexico; 8.- To establish, lease, operate and acquire all kind of industrial plants, warehouses, exhibition rooms, facilities, offices and any other kind of real estate property or establishments necessary to perform its corporate purpose; 9.- To acquire, own, lease, sell and trade stocks, shares and other negotiable instruments in Mexico or abroad; 10.- To acquire, own, lease and sell all kind of real estate or personal property necessary to perform with its corporate purpose, including the formalization of trusts on property and other kind of transactions permitted under the law; 11.- To hire employees, managers and directors, agents, commission agents, attorneys-in-fact, representatives, intermediaries of all kind and distributors necessary to perform its corporate purpose; 12.- To grant or accept all kind of financing with or without security, to grant encumbrances, issue and negotiate all kind of negotiable instruments, including granting its own security and joint and several guarantees to third parties; 13.- To establish administrative offices, agencies, facilities and branches in Mexico and abroad; 14.- To obtain, acquire and own all kind of patents and trademarks and any other industrial and intellectual property rights and copyrights in Mexico and abroad; 15.- To receive and grant all kind of powers of attorney, to delegate them to its employees and executive officers, and to revoke them at any time; 16.- To represent or act as agent of all kind of commercial or industrial companies, domestic or foreign and to invest in the sale and trading of their products and services; and 17.- In general, to carry out and enter into all kind of legal actions and agreements, whether of civil, commercial and administrative nature related to its corporate purpose. The corresponding portion of the above mentioned instrument is hereinafter transcribed:
“... SECTION TWENTY FOURTH. MEETINGS OF PARTNERS.- The Meeting of partners duly called is the main management body of the corporation and its resolutions are binding even for absent or dissenting partners. SECTION TWENTY FIVE.- TYPES OF MEETINGS.- The Meetings of partners shall be ordinary and extraordinary. Except for extraordinary meetings all meetings shall be ordinary, including those resolving on the increase or reduction of the variable portion of capital stock. The Meetings hold to transact any of the following businesses shall be extraordinary... 2. Restatement of the by-laws...SECTION TWENTY EIGHT.- MEETINGS WITH THE ATTENDANCE OF ALL PARTNERS.- The Meeting may be held without need of notice of meeting neither the
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. GERARDO FRANCISCO SAAVEDRA SILVA, Esq., COMMERCIAL NOTARY PUBLIC No. 50 IN AND FOR MEXICO CITY, FEDERAL DISTRICT>

Gerardo Fco. Saavedra Silva
Commercial Notary Public No. 50 in and for the Federal District
PUBLIC INSTRUMENT No. ONE THOUSAND TWO HUNDRED SIXTY
notice sent via certified mail as referred to before, nor any resolutions adopted thereat shall be duly effective in the following events: a. If from the beginning to the end of the Meeting the hundred percent (100%) of shares of capital stock is represented thereat... SECTION TWENTY NINE.- REPRESENTATION.- Partners shall be entitled to be represented at the Meeting by the individual or individuals they appoint through proxy signed by the interested party and two witnesses. SECTION THIRTY.- MINUTES OF THE MEETINGS.- The minutes of the Meetings or the resolutions adopted by unanimous consent of the partners shall be recorded in the corresponding book and shall be signed by at least the Chairman and Secretary of the Meeting...”
FOUR- The appearing party has submitted before me two pages written on one side only containing the minutes of the meeting of partners of ALCOA SERVICIOS, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, which was held at nine hours on March thirty first, two thousand eight, which is hereinafter transcribed:
“ALCOA SERVICIOS, S. DE R.L. DE C.V.- In Saltillo, Coah., at 09:00 o’clock, on this day March 31, 2008, at the corporate address of Alcoa Servicios, S. DE R.L. DE C.V., the partners of the corporation met through their attorneys-in-fact in order to hold an extraordinary meeting of partners.- Mr. Iván Ruiz Moreno presided the meeting, assisted by Mr. Rafael Sánchez Apreza as Secretary, since they have been appointed as such by unanimous vote of the partners who attended the meeting whether in person or by proxy.- The Chairman of the meeting appointed Mr. Rafael Sánchez Apreza as examiner who accepted such appointment and performed it by counting the stocks held by the partners present or represented thereat.- After verifying the count, the examiner informed that the attendees owned or represented all stocks issued by the corporation, as follows:

Partners	N° and Series of Stock	Total Value
Alcoa CSI de México en Saltillo., Tax ID Number: ACM981113BN3 represented by Mr. Rafael Sánchez Apreza	1 A-1 Series	$1.00
Grupo Alcoa, S de R.L. de C.V., Tax ID	1 A-1 Series and	$49,999.00
Number: GAL920817HU3 represented by Iván Ruiz Moreno	1 A-2 Series
TOTAL:		$50,000.00
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. GERARDO FRANCISCO SAAVEDRA SILVA, Esq., COMMERCIAL NOTARY PUBLIC No. 50 IN AND FOR MEXICO CITY, FEDERAL DISTRICT>

Gerardo Fco. Saavedra Silva
Commercial Notary Public No. 50 in and for the Federal District
PUBLIC INSTRUMENT No. ONE THOUSAND TWO HUNDRED SIXTY
In view of the foregoing, the Chairman of the meeting called the same to order since all partners holding all stocks issued by the Corporation were present thereat.- Then, the Secretary of the meeting proceeded to read the Agenda, which is as follows: AGENDA: 1. Change of corporate name and restatement of the by-laws of the corporation. 2. Appointment of special delegates.- Then, the partners resolved to jointly discuss all items of the Agenda, and after a brief discussion all partners present thereat by proxy adopted by unanimous vote, the following resolutions: FIRST: IT IS RESOLVED, that effective from April 1st, 2008, the corporate name of the corporation shall be changed to CSI Tecniservicio, and therefore, article second of the by-laws of the corporation shall be restated to read as follows: ARTICLE SECOND.- The corporate name of the corporation is CSI Tecniservicio, to be always followed by the words Sociedad de Responsabilidad Limitada de Capital Variable (a limited liability corporation) or by the abbreviation thereof “S. de R.L. de C.V.”.- SECOND: IT IS RESOLVED that any and all appointments made by the corporation under the previous corporate name and which as of this date are still effective, shall continue in full force and effect. THIRD: IT IS RESOLVED that any and all powers of attorney and authorizations granted by the corporation under the previous corporate name and which as of this date are still effective, shall continue in full force and effect. FOURTH: IT IS RESOLVED to authorize Messrs. Helen D. Golding, Juan Carlos Quintana Serur, Iván Ruiz Moreno and Silvia Ema Roldán Gregory, to act jointly or severally as special delegates of this meeting, to issue as many certified copies of these minutes as may be necessary and to appear before a notary public of their choice to formalize the corresponding minutes resulting from this meeting and the resolutions adopted thereat in a public instrument and to make the arrangements, whether directly or through a third party, to record such public instrument before the corresponding Public Registry of Commerce.- Since there was no other business to transact, the Agenda was taken as concluded, the meeting was adjourned after a brief recess taken to prepare the minutes, which were then read and approved by all those who were present thereat, and
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. GERARDO FRANCISCO SAAVEDRA SILVA, Esq., COMMERCIAL NOTARY PUBLIC No. 50 IN AND FOR MEXICO CITY, FEDERAL DISTRICT>

Gerardo Fco. Saavedra Silva
Commercial Notary Public No. 50 in and for the Federal District
PUBLIC INSTRUMENT No. ONE THOUSAND TWO HUNDRED SIXTY
was signed by the Chairman and Secretary of the meeting for evidence purposes.- (Two initials).”
FIVE.- The appearing party has stated under oath that the contents of the above transcribed minutes is authentic and that the signatures that appear thereon, belong to the individuals who signed the same, and that the corporation he represents has suffered no further restatement to its corporate by-laws.
SEVEN.- Attached hereto under letter A is a permit number zero-nine-one-zero-four-seven-one (0910471), file number one-nine-nine-eight-zero-nine-zero-one-six-nine-six-three (199809016963), folio number zero-eight-zero-three-one-two-zero-nine-three-zero-zero-three (080312093003), issued by the Ministry of Foreign Affairs, General Bureau of Legal Affairs, dated March nineteen, two thousand eight, authorizing ALCOA SERVICIOS, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE to change its corporate name.
CLAUSES
FIRST.- The minutes of the meeting of partners of Alcoa Servicios, Sociedad de Responsabilidad Limitada de Capital Variable is hereby formalized, which was held at nine hours on March thirty one, two thousand eight, as transcribed in whereas four of this instrument.
SECOND.- In view of the foregoing, it is hereby certified that:
a) Alcoa Servicios, Sociedad de Responsabilidad Limitada de Capital Variable has changed its corporate name into CSI TECNISERVICIO, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, and the resulting restatement of article second of the by-laws of the corporation, to read as follows:
“ARTICLE SECOND.- The name of the corporation is CSI Tecniservicio, to be always followed by the words Sociedad de Responsabilidad Limitada de Capital Variable, or by the abbreviation thereof “S. de R.L. de C.V.”
b) That any and all appointments made by the corporation under the previous corporate name and which as of this date are still effective, shall continue in full force and effect.
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. GERARDO FRANCISCO SAAVEDRA SILVA, Esq., COMMERCIAL NOTARY PUBLIC No. 50 IN AND FOR MEXICO CITY, FEDERAL DISTRICT>

Gerardo Fco. Saavedra Silva
Commercial Notary Public No. 50 in and for the Federal District
PUBLIC INSTRUMENT No. ONE THOUSAND TWO HUNDRED SIXTY
c) That any and all powers of attorney and authorizations granted by the corporation under the previous corporate name and which as of this date are still effective, shall continue in full force and effect.
I the Commercial Notary Public hereby certify:
A) That the appearing party has stated that his principal has full capacity and sufficient powers, and that the powers vested upon him have not been revoked or limited, by evidencing such capacity by means of the document transcribed in whereas four of this public document;
B) That I personally know the appearing party, who in my opinion has full capacity, since I have found no evidence of him lacking of such capacity and there is no indication that he is subject to any incapacity;
C) That the appearing party has stated to be a Mexican citizen, born in Mexico City, Federal District, on March six, nineteen sixty two, married, attorney-at-law, having his address at Bosque de Ciruelos one hundred eighty six, colonia Bosques de las Lomas, in this City;
D) That any and all references and transcriptions contained herein are consistent with the original documents, which I have seen;
E) That I have informed the appearing party of the contents of articles eighteen, forty four and forty five of the Reglamento de la Ley de Inversión Extranjera y del Registro Nacional de Inversiones Extranjeras (Regulations to the Foreign Investment Law and of the National Registry of Foreign Investments);
F) Regarding the provisions of eighth paragraph of article twenty seven of the Federal Fiscal Code, the appearing party has submitted before me tax identification certificates of the shareholders of his principal, and I have verified that the folios referred to in the above mentioned minutes are consistent with the ones set forth in such certificates, by keeping a photocopy thereof to be recorded in the files of this office;
G) That I have read this instrument before the appearing party to whom I have explained the scope and legal effects hereof, and who has signed this instrument jointly with the undersigned, since he is in conformity with the contents hereof on the same date of issuance. I attest.
Juan Carlos Quintana Serur (Initials)
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. GERARDO FRANCISCO SAAVEDRA SILVA, Esq., COMMERCIAL NOTARY PUBLIC No. 50 IN AND FOR MEXICO CITY, FEDERAL DISTRICT>

Gerardo Fco. Saavedra Silva
Commercial Notary Public No. 50 in and for the Federal District
PUBLIC INSTRUMENT No. ONE THOUSAND TWO HUNDRED SIXTY
Gerardo Francisco Saavedra Silva (Initials) (Authorizing Seal)
This is the first original instrument in order of issuance, for use of CSI TECNISERVICIO, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE (formerly ALCOA SERVICIOS, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE). This instrument has eight pages. I attest. Mexico City, Federal District on this day April first, two thousand eight.

<Seal that reads:>
GOVERNMENT OF THE STATE OF COAHUILA
PUBLIC REGISTRY
(Emblem)
THE UNITED MEXICAN STATES
SALTILLO, COAH.

/S/	<Notarial Seal that reads:>
<Emblem> THE UNITED MEXICAN STATES.
GERARDO FRANCISCO SAAVEDRA SILVA,
Esq., COMMERCIAL NOTARY PUBLIC No.
50 IN AND FOR MEXICO CITY, FEDERAL
DISTRICT>
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. GERARDO FRANCISCO SAAVEDRA SILVA, Esq., COMMERCIAL NOTARY PUBLIC No. 50 IN AND FOR MEXICO CITY, FEDERAL DISTRICT>

Ministry of the Interior
Public Registry
Saltillo Office
Government of Coahuila

EXECUTIVE POWER
PUBLIC REGISTRY	CERTIFICATE OF REGISTRATION
THIS IS TO CERTIFY THAT THE DEED DESCRIBED HEREIN HAS BEEN RECORDED

UNDER ELECTRONIC COMMERCIAL FOLIO No. 26269*2

Internal Control	Priority Date
8	APRIL / 16 / 2008

Registration History:	Tax ID N° / Serial Number:
ITEM 2963, BOOK 30, SECTION III 09/11/2002 DUE TO CHANGE OF ADDRESS TO SALTILLO
Corporate name
CSI TECNISERVICIO, S. DE R.L. DE C.V.
Encumbrances as of:

Folio ID	Deed	Description	Date Registered	Registration
26269 2	M2 Extraordinary Meeting 1		04-25-2008	1
Registration Rights

Date	APRIL 16, 2008	Receipt of Payment No.: 298231539
Amount	$245.00

THE SECRETARY OFFICE	THE DIRECTOR REGISTRAR

/S/	/S/
MS. MA. IVONNE GARCIA RODRIGUEZ	MR. GUSTAVO ADOLFO GONZALEZ RAMOS
<Seal that reads:>
GOVERNMENT OF THE STATE OF COAHUILA
PUBLIC REGISTRY
(Emblem)
THE UNITED MEXICAN STATES
SALTILLO, COAH.
/S/
MS. ANA CLAUDIA LOPEZ CHARLES
Qualifying Attorney
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. GERARDO FRANCISCO SAAVEDRA SILVA, Esq., COMMERCIAL NOTARY PUBLIC No. 50 IN AND FOR MEXICO CITY, FEDERAL DISTRICT>

GENERAL BUREAU OF LEGAL AFFAIRS BUREAU OF PERMITS GRANTED UNDER PROVISIONS OF ARTICLE 27 OF THE CONSTITUTION CORPORATIONS DEPARTMENT	EXHIBIT A
MINISTRY OF FOREIGN
AFFAIRS

PERMIT	0910471
FILE	199809016963
FOLIO	080312093003
          According to provisions of articles 27, section I of the Federal Constitution of the United Mexican States, 28, section V of the Ley Orgánica de la Administración Pública Federal (Organic Federal Public Administration Law), 16 of the Foreign Investment Law, and 15 and 18 of the Regulations to the Foreign Investment Law and of the National Registry of Foreign Investments, and with reference to the request submitted by Mr. GERARDO FRANCISCO SAAVEDRA SILVA, acting on behalf of ALCOA SERVICIOS S DE RL DE CV, based on provisions of articles 34 section IV of the Reglamento Interior de la Secretaría de Relaciones Exteriores (Internal Regulations of the Ministry of Foreign Affairs), in force, and article sixth of the DECREE by means of which such regulations are restated vesting the public officers of the Ministry of Foreign Affairs referred to therein with powers, as published in the Official Gazette of the Federation on November 29, 2006, this permit is granted to change the corporate name of ALCOA SERVICIOS S DE RL DE CV into the following corporate name:
CSI TECNISERVICIO S DE RL DE CV
          This permit is granted without prejudice to provisions of article 91 of the Ley de la Propiedad Industrial (Industrial Property Law) and shall be null and void if within the next ninety days after the date of issuance hereof, the interested parties fail to appear before a notary public to execute the public instrument containing the restatement to the by-laws of the corporation in question, according to provisions of article 17 of the Regulations to the Foreign Investment Law and of the National Registry of Foreign Investments.
          Likewise, the interested party shall provide notice of the use of the authorized corporate name, by submitting this permit before the Ministry of Foreign Affairs within six months after the issuance hereof, according to provisions of article 18 of the Regulations to the Foreign Investment Law and of the National Registry of Foreign Investments.
Mexico City, Federal District, on this day March 19, 2008
THE ASSISTANT DIRECTOR
/S/
MR. ERNESTO ZAVALA HERNADEZ
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. GERARDO FRANCISCO SAAVEDRA SILVA, Esq., COMMERCIAL NOTARY PUBLIC No. 50 IN AND FOR MEXICO CITY, FEDERAL DISTRICT>